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                                                   Exhibit 3.1


                    AMENDED AND RESTATED DECLARATION OF TRUST


                                       OF


                            STARWOOD HOTELS & RESORTS

                        (Conformed as of April 16, 1999)


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                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                            STARWOOD HOTELS & RESORTS

                                TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I.    The Trust; Definitions..........................................1
     1.1      Name............................................................1
     1.2      Place of Business...............................................1
     1.3      Nature of Trust.................................................1
     1.4      Definitions.....................................................1

ARTICLE II.   Trustees........................................................6
     2.1      Number, Term of Office, Qualifications of Trustees..............6
     2.2      Compensation and Other Remuneration.............................7
     2.3      Resignation, Removal and Death of Trustees......................7
     2.4      Vacancies.......................................................7
     2.5      Successor and Additional Trustees...............................8
     2.6      Actions by Trustees.............................................8
     2.7      Executive Committee.............................................8
     2.8      Names and Addresses of Trustees.................................8
     2.9      Non-Affiliated Trustees.........................................8

ARTICLE III.  Trustees' Powers................................................9
     3.1      Power and Authority of Trustees.................................9
     3.2      Specific Powers and Authorities.................................9
     3.3      Bylaws.........................................................13
     3.4      Additional Powers..............................................13
     3.5      Incorporation..................................................13

ARTICLE IV.   Advisor; Limitation on Operating Expenses......................14
     4.1      Employment of Advisor..........................................14
     4.2      Term...........................................................14
     4.3      Restrictions on Advisor........................................14
     4.4      Limitation on Operating Expenses...............................15
     4.5      Sale of Shares of the Advisor..................................17

ARTICLE V.    Investment Policy..............................................18
     5.1      General Statement of Policy....................................18
     5.2      Obligor's Default..............................................18
     5.3      Changes Investment Policies and Restrictions...................18




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ARTICLE VI.   The Shares and Shareholders....................................19
     6.1      Shares.........................................................19
     6.2      Legal Ownership of Trust Estate................................20
     6.3      Shares Deemed Personal Property................................20
     6.4      Share Record: Issuance and Transferability Shares..............20
     6.5      Dividends or Distributions to Shareholders.....................21
     6.6      Transfer Agent, Dividend Distributing Agent and Registrar......21
     6.7      Shareholders' Meeting..........................................21
     6.8      Proxies........................................................22
     6.9      Reports to Shareholders........................................22
     6.10     Fixing Record Date.............................................22
     6.11     Notice to Shareholders.........................................22
     6.12     Restrictions on Transfer.......................................23
     6.13     Excess Shares..................................................28
     6.14     Intercompany Agreement.........................................31
     6.15     Class A Exchangeable Preferred Shares..........................31
     6.16     Class B Exchangeable Preferred Shares..........................50
     6.17     Redemption.....................................................75
     6.18     Class A Shares.................................................75
     6.19     Class B Shares.................................................78

ARTICLE VII.  Liability of Trustees, Shareholders and Officers, and Other
              Matters........................................................86
     7.1      Exculpation of Trustee and Officers............................86
     7.2      Limitation of Liability of Shareholders, Trustees and Officers.86
     7.3      Express Exculpatory Clauses and Instruments....................87
     7.4      Indemnification of Trustees, Officers, Employees and
              Other Agents...................................................87
     7.5      Right of Trustees and officers to Own Shares or Other Property and to Engage in Other Business................................88
     7.6      Transactions Between the Trustees and the Trust................88
     7.7      Restriction of Duties and Liabilities..........................90
     7.8      Persons Dealing with Trustees or Officers......................90
     7.9      Reliance.......................................................90
     7.10     Income Tax Status..............................................90

ARTICLE VIII. Duration, Amendment, Termination and Qualification of Trust....91
     8.1      Duration of Trust..............................................91
     8.2      Termination of Trust...........................................91
     8.3      Amendment Procedure............................................92
     8.4      Qualification Under the REIT Provisions of the Internal
              Revenue Code...................................................92

ARTICLE IX.   Miscellaneous..................................................92
     9.1      Applicable Law.................................................92
     9.2      Index and Headings for Reference Only..........................93
     9.3      Successors in Interest.........................................93
     9.4      Inspection of Records..........................................93


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     9.5      Counterparts...................................................93
     9.6      Provisions of the Trust in Conflict with Law or Regulations....93
     9.7      Certifications.................................................94
     9.8      Recording and Filing...........................................94
     9.9      Resident Agent.................................................94




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                    AMENDED AND RESTATED DECLARATION OF TRUST



                                   ARTICLE I.

                             The Trust; Definitions

     1.1 Name. The name of the Trust shall be "Starwood Hotels & Resorts." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Starwood Hotels & Resorts, or in their names as Trustees of Starwood Hotels & Resorts.

     1.2 Place of Business. The principal office of the Trust shall be in the State of New York. However, the Trustees may, from time to time, change such location and maintain other offices or places of business.

     1.3 Nature of Trust. The Trust is a real estate investment trust organized under Title 8 of the Corporations and Associations Article of the Annotated Code of the State of Maryland. It is intended that the Trust shall carry on business as a "real estate investment trust" (hereinafter called "REIT" or "Real Estate Investment Trust") as described in the REIT Provisions of the Internal Revenue Code. The Trust is not a general partnership, limited partnership, limited liability company, joint venture, corporation or joint stock company or association (but nothing herein shall preclude the Trust from being taxed as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration.

     1.4 Definitions. The terms defined in this Section 1.4 whenever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural and in the plural number include the singular.

     (a) Accommodations Field. "Accommodations Field" shall mean the hotel, motel, motor inn, restaurant, and lodgings field generally, and shall also be deemed to include activities, undertakings and businesses directly allied or connected with, or directly related to, hotels, motels, motor inns, restaurants or lodgings.

     (b) Advisor. "Advisor" shall mean the Person, if any, employed by the Trustees under the provisions of Article IV.

     (c) Affiliate. "Affiliate" shall mean (i) with respect to any Person, any other Person (A) which such Person directly or indirectly controls, is controlled by, or is under common control




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with or (B) of which such Person is a director, officer, employee, partner or trustee or (C) of which such Person directly or indirectly owns, controls or holds with power to vote five percent (5%) or more of the outstanding voting securities or (D) which directly or indirectly owns, controls or holds with power to vote five percent (5%) or more of the outstanding voting securities of such Person and (ii) with respect to the Trust, the Advisor and any other investment adviser, manager or independent contractor (as that term is defined in Section 856(d)(3) of the Internal Revenue Code) of the Trust.

     (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall have the meaning set forth in the first sentence of Section 6.7.

     (e) Annual Report. "Annual Report" shall have the meaning set forth in
Section 6.9.

     (f) Appraisal. "Appraisal" shall mean the fair market value, as of the date of the appraisal, of Real Property in its existing state or in a state as to be created or improved, as determined by the Trustees or as determined by any bank, insurance company or other Person which makes appraisals in connection with its lending or services activities or as determined by a disinterested Person having no interest in the Real Property, provided, however, that any such Person is, in the sole judgment of the Trustees, properly qualified to make a determination; provided further, that an appraisal shall be included within the meaning of the term Appraisal as used herein upon which the Trustees may in good faith rely if it is made on behalf of a Person or Persons other than the Trust at or prior to the time of the investment by the Trust if the Trust is acquiring an interest (either in whole or in part) in the investment with respect to which such appraisal is or has been made.

     (g) Bylaws. "Bylaws" shall have the meaning set forth in Section 3.3.

     (h) Construction Loans. "Construction Loans" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving land (including leaseholds therein) and the construction or improvement of buildings and other improvements thereon.

     (i) Declaration. "Declaration" shall mean this Declaration of Trust and all amendments or modifications thereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

     (j) Development Loans. "Development Loans" shall mean Mortgage Loans incurred to finance all or part of the cost of acquiring and improving vacant land and developing it into a site or sites suitable for the construction of buildings thereon or suitable for other residential, commercial, industrial or public uses.

     (k) Equity Investments. "Equity Investments" shall mean investments in Real Property (other than Mortgage Loans), or in borrowing or leasing entities or other organizations owning, operating or managing Real Property.



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     (l) Equity Participations. "Equity Participations" shall mean participations acquired in connection with making any Real Property Investment, including, but not limited to, participations in contingent interests based upon operating revenues, participations in the ownership of Real Property, participations in rental based upon operating revenues or based upon a percentage of sales or room rents, or participations in the ownership of borrowing or leasing entities or other organizations owning, operating or managing Real Property.

     (m) First Mortgage. "First Mortgage" shall mean a Mortgage which takes priority or precedence over all other charges or liens upon the Real Property and which must be satisfied before such other charges are entitled to participate in the proceeds of any sale. Such priority shall not be deemed as abrogated by liens for taxes, or assessments which are not delinquent or remain payable without penalty, contracts (other than contracts for repayment of borrowed moneys), or leases, mechanic's and materialman's liens for work performed and materials furnished which are not in default or are in good faith being contested and other claims normally deemed in the same local jurisdiction not to abrogate the priority of a first mortgage.

     (n) First Mortgage Loans. "First Mortgage Loans" shall mean Mortgage Loans secured or collateralized at the time of acquisition thereof by the Trust by First Mortgages.

     (o) Interim Loans. "Interim Loans" shall mean Mortgage Loans secured or collateralized by Mortgages made on improved properties and having a maturity of three years or less.

     (p) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (q) Junior Mortgage. "Junior Mortgage" shall mean any Mortgage (other than a Mortgage securing a Wrap-Around Mortgage Loan or a Mortgage securing the junior portion of a Mortgage Loan with respect to which a Senior Participation has been issued) which has the same priority or precedence over all charges or encumbrances on Real Property as is required for a First Mortgage, except that it is subject to the priority of one or more Mortgages which must be satisfied before such Junior Mortgage is entitled to participate in the proceeds of any sale or other disposition of such Real Property.

     (r) Junior Mortgage Loans. "Junior Mortgage Loans" shall mean Mortgage Loans (other than Wrap-Around Mortgage Loans and the junior portion of Mortgage Loans with respect to which a Senior Participation has been sold) secured or collateralized by Junior Mortgages.

     (s) Long Term. "Long Term" shall mean, when used with respect to a Mortgage Loan, a Mortgage Loan other than an Interim Loan or a Construction Loan and, when used with respect to any other Real Property Investment, shall mean such an investment which is not expected to be amortized in full within a period of three years from the date on which such investment is made.



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     (t) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidence of indebtedness or obligation which are negotiable or non-negotiable and which are secured or collateralized by Mortgages.

     (u) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security deeds on Real Property or rights or interests in Real Property.

     (v) National Hotel Companies. "National Hotel Companies" shall mean Hilton Hotels Corporation, Marriott Corporation, Holiday Inns, Inc., TraveLodge International, Inc. and any other nationally known hotel companies which are engaged in operations in the Accommodations Field or the granting of franchises to other Persons with respect to such operations and the Affiliates of any of them.

     (w) Net Assets. "Net Assets" shall mean the "Total Assets of the Trust", after deducting therefrom all liabilities of the Trust; provided, however, that depreciable assets shall be included in such Assets at the lesser of either:

         (i) the cost of such Assets on the books of the Trust less depreciation thereof on a straight-line basis over the useful life of such Assets in accordance with generally accepted accounting principles, and in making such calculation the useful life of such Assets shall correspond to the useful life used as the basis of depreciation on the Trust's federal income tax returns; or

         (ii) fair market value of such Assets, in the judgment of the Trustees.

     (x) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, real estate investment trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

     (y) Real Property. "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any building, structures, improvements, fixtures and equipment located on or used in connection with land, leasehold interests and rights in land or interest therein, but does not include Mortgages, Mortgage Loans or interests therein.

     (z) Real Property Investments. "Real Property Investments" shall mean and include investments in Real Property or in obligations secured, directly or indirectly, by liens on Real Property, including, but not limited to, Long-Term Mortgage Loans (with or without Equity Participations), Interim Loans, Development Loans, Construction Loans, First Mortgage Loans, Junior Mortgage Loans, Wrap-Around Mortgage Loans and Equity Investments in Real Property (including, but not limited to, land leaseback and leasehold mortgage loans, net lease financings and sale and leaseback transactions).



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     (aa) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the
Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes and regulations promulgated thereunder.

     (bb) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

     (cc) Senior Participation. "Senior Participation" shall mean a participation or interest which shall have been sold by the Trust in a Mortgage Loan, on terms and conditions satisfactory to the Trustees, pursuant to which the participation sold takes priority or precedence as to charges and liens upon the mortgaged property and satisfaction out of the proceeds of any sale over the junior portion of the Mortgage Loan retained by the Trust; provided, however, that a participation sold in a Mortgage Loan shall not be deemed to be a Senior Participation as such term is used in this Declaration unless such Mortgage Loan, considered as a single Mortgage Loan including the junior portion retained by the Trust, would satisfy all of the requirements relating to the investment by the Trust in a First Mortgage Loan.

     (dd) Shares. "Shares" shall mean the shares of beneficial interest of the Trust as described in Section 6.1.

     (ee) Shareholders. "Shareholders" shall mean, as of any particular time, holders of record of outstanding Shares at such time.

     (ff) Total Assets of the Trust. "Total Assets of the Trust" shall mean the value of all the assets of the Trust Estate as such value appears on the most recent quarterly balance sheet of the Trust available to the Trustees.

     (gg) Trust. "Trust" shall mean the Trust created by this Declaration.

     (hh) Trustees. "Trustees" shall mean, as of any particular time Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, and shall not include the officers, representatives or agents of the Trust, or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, or owning Shares.

     (ii) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is owned or held by the Trust or the Trustees, including, but not limited to, property which is transferred, conveyed or paid to the Trust or Trustees, and all rents, income, profits and gains therefrom.



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     (jj) Wrap-Around Mortgage Loans. "Wrap-Around Mortgage Loans" shall mean
Mortgage Loans which are subject to prior First Mortgages (which have been created prior to or simultaneously with the creation of the Wrap-Around Mortgage
Loan) and are made on the basis of the current values of the mortgaged properties without regard to and without discharging the prior First Mortgages; provided, however, that a Mortgage Loan shall not be included in the term Wrap-Around Mortgage Loan for purposes of this Declaration unless the indebtedness evidenced by the Wrap-Around Mortgage Loan when added to the indebtedness evidenced by the prior First Mortgage and considered as a single First Mortgage Loan would comply in all respects with the requirements relating to an investment by the Trust in such a First Mortgage Loan.


                                   ARTICLE II.
                                    Trustees

     2.1 Number, Term of Office, Qualifications of Trustees. The Trust shall have three (3) Trustees, which number may be changed from time to time in such manner as the Bylaws of the Trust shall provide. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees, in their capacity as trustees, shall not be required to devote their entire time to the business and affairs of the Trust.

     The Trustees shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1999 Annual Meeting of Shareholders, the term of office of the second class to expire at the 2000 Annual Meeting of Shareholders and the term of office of the third class to expire at the 2001 Annual Meeting of Shareholders, with each Trustee to hold office until his or her successor shall have been duly elected and qualified. At each Annual Meeting of Shareholders, commencing with the 1999 Annual Meeting, (i) Trustees elected to succeed those Trustees whose terms then expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election, with each Trustee to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Trustees, Trustees may be elected to fill any vacancy on the Board of Trustees, regardless of how such vacancy shall have been created.

     2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee. Notwithstanding the foregoing, except as provided in Section 7.6, no Trustee shall receive any fee or other remuneration, directly or indirectly, as a result of any sale of property to or purchase of property from the Trust.



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     2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in the notice, without need for prior accounting. A Trustee may be removed at any time, with or without cause, by vote or written consent of holders of two-thirds (2/3rds) of the outstanding Shares entitled to vote thereon, or with cause by all remaining Trustees. A Trustee judged incompetent, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee, and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

     2.4 Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees, if any (even though less than three (3)), may exercise the powers of the Trustees hereunder. Vacancies occurring among the Trustees (including vacancies created by increases in number) may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of office of the class to which they have been appointed expires and until his successor is elected and qualified. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7.

     2.5 Successor and Additional Trustees. Any right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Any such right, title and interest shall vest in the Trustees, whether or not conveyance documents have been executed and delivered pursuant to Section 2.3, or otherwise.

     2.6 Actions by Trustees. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Common or interested Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees. Unless specifically provided otherwise in this Declaration, the Trustees may act by a vote or resolution at a meeting at which a quorum is present, or without a meeting by a written vote, resolution, or other writing consenting to said action, signed by the Trustees. Any agreement, deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees, or by any authorized person, shall be valid and binding upon the Trustees and upon the Trust when ratified by action of the Trustees.



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



     2.7 Executive Committee. The Trustees may appoint from among their own number an executive committee of two or more Trustees to whom they may delegate from time to time such of the powers of the Trustees as they may deem advisable.

     2.8 Names of Trustees. The names of the Trustees of the Trust on the date hereof are as follows:

              Jean-Marc Chapus               Stephen R. Quazzo
              Bruce W. Duncan                Stuart M. Rothenberg
              Madison F. Grose               Barry S. Sternlicht
              George J. Mitchell             Raymond S. Troubh
              Roger S. Pratt

     2.9 Non-Affiliated Trustees. Affiliates of the Advisor and of any National Hotel Company may be Trustees; however, there shall at all times be at least a majority of the Trustees who are not Affiliates of the Advisor or of any National Hotel Company or Affiliates of such Affiliates. If at any time, by reason of one or more vacancies, there shall not be at least a majority of such Trustees who are not such Affiliates, then within sixty (60) days after such vacancy occurs, the continuing Trustee or Trustees then in office shall elect, pursuant to Section 2.4, a sufficient number of other Persons who are not such Affiliates so that there shall be at least a majority of such Trustees in office.

                                  ARTICLE III.
                                Trustees' Powers

     3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable, for the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

     3.2 Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by


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



them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

     (a) To retain, invest and reinvest the capital or other funds of the Trust in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of trust funds and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares for such consideration as they deem appropriate.

     (b) For such consideration as they deem proper, to invest in, purchase or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds or other obligations of the Trust and hold for investment the entirety of any participating interest in notes, bonds, or other obligations which are secured by Mortgages. In connection with any such investment, purchase or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; to invest in loans secured by the pledge or transfer of mortgage obligations; to develop, operate, pool, utilize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties and rights.

     (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust.

     (d) To issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which may include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issued or created by, or interest in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities.

     (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.



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



     (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any of the foregoing.

     (g) To lend money, whether secured or unsecured.

     (h) To create reserve funds for any purpose.

     (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

     (j) To deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, or officers, agents or representatives) as the Trustees may determine.

     (k) To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any Mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers.

     (l) To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

     (m) To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations.

     (n) To elect, appoint, engage or employ officers for the Trust (including a President, Secretary, Treasurer and such Vice Presidents and other officers as the Trustees may determine), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Bylaws; to engage or employ any Persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee or officer and any Person in which any Trustee or officer is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons. The Trustees may elect one of the Trustees as Chairman, to preside at meetings of the Trustees and exercise such other powers and duties as the Trustees may from time to time assign to him; provided that the Chairman shall not be or act as an officer of the Trust.

     (o) To determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

     (p) To determine from time to time the value of all or any part of the Trust Estate and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

     (q) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceeding, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's business and affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof.

     (r) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

     (s) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders or officers against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers.

     (t) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

     (u) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year.

     (v) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

     (w) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

     (x) To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

     3.3 Bylaws. The Trustees may make, adopt, amend or repeal regulations (the "Bylaws") containing provisions relating to the business of the Trust, the conduct of its business and affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration.

     3.4 Additional Powers. The Trustees shall additionally have and may exercise all the powers conferred by the laws of the State of Maryland upon real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.

     3.5 Incorporation. With the approval of the holders of a majority of the Shares entitled to vote in the matter, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other Person to take over the Trust property or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or any part or parts thereof to any such corporation, trust, association, or other Person in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, association, or other Person, or any corporation, trust, partnership, association, or other Person in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, association or other Person if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to Real Estate Investment Trusts, or substantially similar benefits, are also available to such corporation, trust, association or other Person.


                                   ARTICLE IV.
                    Advisor; Limitation on Operating Expenses

     4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business and affairs of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to insure that such business and affairs conform to this Declaration. However, the Trustees shall not be required personally to conduct the business and affairs of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with such Person or Persons (including one or more of themselves or any corporation, partnership, trust or other Person in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business and affairs of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor") as an investment adviser and administrator of the affairs of the Trust and may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees.

     The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person in which a Trustee may be a director, officer, stockholder, partner, employee or trustee shall be valid only if made, approved or ratified by a majority of the other Trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

     4.2 Term. The Trustees shall not enter into any contract with the Advisor unless such contract has an initial term of one year and provides for annual renewal or extension thereafter. The Trustees shall not enter into such a contract with any Person unless such contract provides for renewal or extension thereof only by the affirmative vote of a majority of the Trustees who are not affiliated with the Advisor. Any such contract shall provide that it may be terminated (a) by the Trust upon sixty (60) days' written notice by unanimous vote of the Trustees who are not affiliated with the Advisor, (b) by the Advisor upon one hundred twenty (120) days' written notice by unanimous vote of the directors of the Advisor who are not Trustees or (c) by the holders of more than a majority of the shares of the Trust entitled to vote on the matter.

     4.3 Restrictions on Advisor. The Advisor may administer the Trust as its sole and exclusive function or engage in other activities including the rendering of advice to other investors and the management of other investments. The Advisor shall not, however, without prior written consent of a majority of the Trustees, render advice or service to any other Real Estate Investment Trust, except that the Advisor may, with respect to any loan or other investment in which the Trust may participate or allot a participation, render advice and service, with or without remuneration, to each and every participant in such loan or other investment.

     4.4 Limitation on Operating Expenses. Each contract made with the Advisor shall provide that, within 120 days after the end of any Fiscal Year which begins on a date following the effective date of the Trust's first Registration Statement filed under the Securities Act of 1933, the Advisor will refund to the Trust (or, at the election of the Trustees, reduce its compensation payable by)
(A) the amount, if any, by which the Operating Expenses of the Trust during such Fiscal Year exceed the lesser of (a) 1.2% of the Average Value of Invested Assets for such Fiscal Year or (b) the greater of (i) 1.2% of the Month-end Average Net Assets of the Trust for such Fiscal Year or (ii) 25% of the Net Income of the Trust for such Fiscal Year and (B) the amount, if any, by which the aggregate of fees and expenses (including travel expenses and other out-of-pocket expenses) paid to Trustees who are not affiliates of the Advisor and expenses of the type referred to in clause (m) of the definition of Operating Expenses contained in this Section 4.4 during such Fiscal Year exceeded 0.3% of the Average Value of Invested Assets for such Fiscal Year.

     For purposes of this Section 4.4 the following terms shall have the meanings set forth below:

     (a) "Average Value" for any period shall mean the arithmetic average of the aggregate Value of the assets reflected in the computation at the close of the last business day of each month during the period to which such computation relates.

     (b) "Average Value of Invested Assets" shall mean the Average Value of the Trust's total assets (without deduction of any liabilities) plus the undisbursed commitments of the Trust in respect of closed loans or other closed investments, but excluding good will and other intangible assets, cash, cash items and obligations of municipal, state and the federal governments and governmental agencies (other than obligations secured by a lien on real property owned, or to be acquired, by such governments or governmental agencies and securities of the Federal Housing

Administration, the Federal National Mortgage Administration, and other governmental agencies issuing securities backed by a pool of mortgages).

     (c) "Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, reduced by provision for amortization, depreciation or depletion but before deducting any indebtedness or other liability in respect thereof. Depreciable assets shall be valued at the lesser of fair market value (in the judgment of the Trustees) or cost less straight line depreciation.

     (d) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

     (e) "Net Income" for any period shall mean the net income of the Trust for such period computed on the basis of its results of operations for such period, after deduction of all expenses other than the regular, incentive and additional compensation payable to the Advisor or fees payable to any mortgage service, and excluding extraordinary items and gains and losses from the disposition of assets of the Trust.

     (f) "Month-End Average Net Assets" shall mean the Average Value of all the assets of the Trust minus all the liabilities of the Trust reflected in the computation at the close of each month during the period to which such computation relates.

     (g) "Operating Expenses" during any Fiscal Year shall mean the aggregate annual expenses of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent public or certified accountants who shall have reported on the financial statements of the Trust at the end of and for such Fiscal Year but excluding:

         (1) interest, discount and other costs of borrowed money;

         (2) taxes on income and taxes and assessments on real property and all other taxes (including license fees) applicable to the Trust;

         (3) legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust's securities;

         (4) fees and expenses (including travel expenses and other out-of-pocket expenses) paid to Trustees (other than fees paid to Trustees who are affiliates of the Advisor), independent contractors, consultants, managers, closing and disbursement agents, and other agents employed by or on behalf of the Trust (other than the Advisor);

         (5) expenses connected with the acquisition, disposition and ownership of real estate interests or mortgage loans or other property (including the costs of closing, foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

         (6) expenses of maintenance, up-keep and management of real estate equity interests and processing and servicing mortgage, construction and other loans;

         (7) insurance as required by the Trustees (including Trustees' liability insurance);

         (8) the expenses of organizing, revising, amending, converting, modifying or terminating the Trust;

         (9) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

         (10) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

         (11) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Trust;

         (12) transfer agent's, registrar's and indenture trustee's fees and charges;

         (13) legal, accounting and auditing fees and expenses incurred in connection with the administration and operation of the business of the Trust in the ordinary course of its business and not included in clauses
     (1) through (12) of this definition; and

         (14) depletion, depreciation, amortization and losses on disposition of investments and reserves therefor.

     All calculations made in accordance with this Section 4.4 shall be based upon statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis.

     4.5 Sale of Shares of the Advisor. Any advisory agreement entered into by the Trustees with an Advisor shall contain, among other provisions, a provision permitting any transfer, directly or indirectly, of securities of the Advisor without the consent of the Trust or its shareholders and a waiver to the fullest extent permitted by law of any rights which the Trust or its shareholders might have to any income or profits realized on any such direct or indirect transfer by the transferor of such securities. By purchasing Shares of the Trust, each shareholder shall be deemed to have consented to any such transfer and to have expressly and irrevocably waived any interest in or rights to any such income or profits. Such waiver shall not be effective as to any transfer of a majority of the voting stock of the Advisor unless such transfer shall have been consented to by the holders of a majority of the Shares of the Trust entitled to vote on the matter.


                                   ARTICLE V.
                                Investment Policy

     5.1 General Statement of Policy. The Trust has been established to provide investors with the opportunity to invest in a portfolio of Real Property Investments consisting primarily of Long-Term Mortgage Loans with Equity Participations and Equity Investments in Real Property made in transactions not relating to the Trust's lending activities. The Trust may also make Construction Loans primarily in connection with Long-Term Real Property Investments. It is the policy of the Trust to concentrate its Real Property Investments in the Accommodations Field; however, other types of income producing Real Property Investments may be made by the Trust if, in the opinion of the Trustees, such investments are more advantageous to the Trust than available Real Property Investments in the Accommodations Field. In addition to the foregoing the Trust is empowered to make any other investment or engage in any other activity which does not adversely affect the Trust's status as a Real Estate Investment Trust under the REIT Provisions of the Internal Revenue Code. In each case the Trustees may make the Trust's investments or engage in an activity alone or in participation with others, including the granting of Senior Participations to other lenders.

     5.2 Obligor's Default. Notwithstanding any provision of this Declaration, when an obligor to the Trust is in default under the terms of any obligation to the Trust, the Trustees shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust, and the Trustees shall have the power to enter into any necessary investment, commitment or obligation of the Trust which results from the pursuit of such remedies or which is necessary or desirable to dispose of property acquired in the pursuit of such remedies.

     5.3 Changes Investment Policies and Restrictions. Notwithstanding the foregoing provisions of this Article 5, the investment policies and the restrictions thereon set forth in Sections 5.1 through 5.3 of this Declaration may be altered or modified by the Trustees, or additional or substitute policies or restrictions may be adopted by the Trustees if they shall determine, and so specify in a duly adopted resolution, that the alteration or modification of such policies or restrictions or the adoption of additional or substitute policies or restrictions are in the best interests of the Trust and its Shareholders and are not prohibited by the REIT Provisions of the Internal Revenue Code and no consent or approval of, or other action by, Shareholders shall be required for any such alteration, modification or adoption. Any policy or restriction altered, modified, or adopted pursuant to this Section 5.3 shall be subject to subsequent alteration or modification only with the consent of Shareholders holding a majority of the outstanding Shares entitled to vote on such alteration or modification if the Trustees shall so specify in the resolution adopted with respect to such policy or restriction. Any resolution adopted by the Trustees pursuant to this Section 5.3 shall be recorded within the State of Maryland in such public offices as this Declaration and any amendments hereto shall have been recorded in accordance with Section 9.8 of this Declaration.

                                   ARTICLE VI.
                           The Shares and Shareholders

     6.1 Shares. The beneficial interest in the Trust is divided into Shares consisting only of (a) 5,000 Class A Shares with a par value of $0.01 per share and having the rights provided in this Article VI, (b) 1,000,000,000 Class B Shares with a par value of $0.01 per share and having the rights provided in this Article VI, (c) 200,000,000 Excess Trust Shares with a par value of $0.01 per share and having the rights provided in this Article VI, (d) 30,000,000 Class A Exchangeable Preferred Shares with a par value of $0.01 per share and having the rights provided in this Article VI, (e) 15,000,000 Class B Exchangeable Preferred Shares with a par value of $0.01 per share and having the rights provided in this Article VI, (f) 55,000,000 Trust Preferred Shares with a par value of $0.01 per share and having such rights as are specified by the Trustees pursuant to the proviso to this sentence and (g) 50,000,000 Excess Preferred Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof; provided, however, that the Trustees may, in their discretion, classify or reclassify any unissued Shares of one or more classes, or one or more series within any class, by setting or changing the preferences, conversion and other rights, voting powers, limitations as to dividends or distributions, qualifications, or terms or conditions of redemption, as shall not be prohibited by this Declaration or the REIT Provisions of the Internal Revenue Code or the laws of the State of Maryland and as shall be specified by the Board of Trustees in their discretion in articles supplementary duly adopted by the Board of Trustees and filed and accepted for record with the State Department of Assessments and Taxation of Maryland. As used herein, the term "Shares" shall mean and include (i) the Class A Shares, Class B Shares, Excess Trust Shares, Class A Exchangeable Preferred Shares, Class B Exchangeable Preferred Shares, Trust Preferred Shares and Excess Preferred Shares, and (ii) from and after the issuance of Shares of any other and additional classes of Shares so created and authorized by the Trustees, such Shares. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Bylaws. The certificates shall be negotiable and title thereto and to the Shares evidenced thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust constitute authorized but unissued Shares unless otherwise provided by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. The Board of Trustees may authorize the issuance from time to time of shares of beneficial interest of the Trust of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of beneficial interest of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share split, share dividend or contribution), subject to such restrictions or limitations, if any, as may be set forth in this Declaration or the Bylaws.

     6.2 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business and affairs of the Trust are vested exclusively in the Trustees and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

     6.3 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Bylaws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

     6.4 Share Record: Issuance and Transferability Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with the Bylaws. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Prior to due presentment for registration of transfer, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of such Person, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

     Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such necessary releases from applicable governmental authorities. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims.

     6.5 Dividends or Distributions to Shareholders. The Trustees may from time to time authorize and the Trust may pay to Shareholders such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until authorized by the Trustees. The Trustees shall furnish the Shareholders at the time of each such distribution with a statement in writing advising as to the source of funds so distributed or, if the source thereon has not then been determined, the communication shall so state and in such event the statement as to such source shall be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

     6.6 Transfer Agent, Dividend Distributing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Maryland corporation.

     6.7 Shareholders' Meeting. There shall be an annual meeting of the Shareholders (the "Annual Meeting of Shareholders") which shall be held at the principal office of the Trust, or at such other convenient location as may be determined by the Trustees or by the written consent of all Shareholders entitled to vote thereat, at such time as the Trustees shall determine, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report. At least ten (10) days and not more than forty (40) days notice shall be given of the time and place of the Annual Meeting of Shareholders. Special meetings of Shareholders may be called by the Trustees and shall be called upon the written request of Shareholders holding not less than twenty-five percent (25%) of the outstanding Shares of the Trust entitled to vote in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. Holders of a majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, such action shall, except as otherwise required by this Declaration or by law, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon.

     Notwithstanding anything in this Declaration to the contrary, the Trust shall not consummate a merger, the shareholder approval of which is required by the applicable laws, unless such transaction is approved by the shareholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

     The affirmative vote at a meeting of Shareholders of the holders of a majority of all outstanding Shares entitled to vote on the matter shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange or other disposition of more than 50% of the Trust Estate. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares entitled to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interest in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease, exchange or other disposition of less than 50% of the Trust Estate.

     6.8 Proxies. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given by the Shareholder either directly or to a proxy in the form prescribed in the Bylaws. The Trustees may solicit such proxies from the Shareholders or any of them in any manner requiring or permitting the Shareholders' vote or consent.

     6.9 Reports to Shareholders. Not later than ninety (90) days after the close of each fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (herein "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Trust. Such financial statement shall be accompanied by a certificate of an independent certified public accountant thereon, based on a full examination of the books and records of the Trust and made in accordance with generally accepted auditing procedure. A manually signed copy of the accountant's certificate shall be filed with the Trustees. A signed copy of the Annual Report and accountant's certificate shall be filed with the State Department of Assessments and Taxation of Maryland within ninety (90) days after the close of each fiscal year.

     6.10 Fixing Record Date. The Bylaws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than fifty (50) days prior to the date of the meeting or event for the purposes of which it is fixed.

     6.11 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

     6.12 Restrictions on Transfer.

     (a)  Definitions. The following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, or Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Share Trustee.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Excess Shares" shall mean the Excess Trust Shares and the Excess Preferred Shares.

          "Excess Share Trust" shall mean the trust created pursuant to Section
     6.13 hereof.

          "Excess Share Trust Beneficiary" shall mean a beneficiary of the Excess Share Trust as determined pursuant to Section 6.13 hereof.

          "Excess Share Trustee" shall mean Nina Matis or any successor appointed pursuant to Section 6.13 hereof.

          "Market Price" of any class of Shares on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or (ii) if such class of Shares is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of Shares is listed or admitted to trading, or (iii) if such class of Shares is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (iv) if such class of Shares is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class of Shares selected by the Trustees.

          "Ownership Limit" shall mean (i) in the case of a Person other than an Existing Holder (as defined below) Beneficial Ownership of more than eight percent (8.0%), by value, vote or number, of the Shares and (ii) in the case of a Person who or which was the Beneficial Owner, as of February 1, 1995 (the "Amendment Date"), of more than 8.0% (by vote, value or number) of the Shares (any such Person being referred to as an "Existing Holder"), a percentage (by vote, value or number) equal to the lesser of (a) 9.9% and
     (b) the percentage of Shares Beneficially Owned by such Existing Holder as of the Amendment Date; provided, that if, at any time and from time to time after the Amendment Date, the percentage of Shares Beneficially Owned by an Existing Holder shall decrease (whether by reason of a disposition by such Existing Holder, an increase in the number of outstanding Shares or otherwise), then from and after the time of such decrease the Ownership Limit in the case of such Existing Holder shall be a percentage (by vote, value or number) equal to the greater of (x) 8.0% and (y) the percentage of Shares Beneficially Owned by such Existing Holder after giving effect to such decrease.

          "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the Person for whom the Purported Record Holder held Shares that were, pursuant to Section 6.12(c) hereof, automatically converted into Excess Shares upon the occurrence of such event.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares if such Transfer had been valid under Section 6.12(b) hereof.

          "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer) which results in Excess Shares, the record holder of the Shares that were, pursuant to Section 6.12(c) hereof, automatically converted into Excess Shares upon the occurrence of such event.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Shares if such Transfer had been valid under Section 6.12(b) hereof.

          "Restriction Termination Date" shall mean the first day of the taxable year for which the Trustees have determined to terminate the Trust's status as a REIT.

          "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Shares (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for Shares shall be determined in accordance with Sections 318 and 544 of the Code.

     (b) Restrictions of Transfers and Other Events. On or after the Restriction Termination Date, the provisions of Sections 6.12 and 6.13 hereof shall be of no further force and effect. Prior to the Restriction Termination Date and except as provided in Section 6.12(i) hereof:

          (1) No Person shall Beneficially Own Shares in excess of the Ownership Limit;

          (2) Any Transfer that, if effective, would result in any Person Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such Shares in excess of the Ownership Limit;

          (3) Any Transfer that, if effective, would result in the Shares being Beneficially Owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio and the intended transferee shall acquire no rights in such Shares; and

          (4) Any Transfer of Shares that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code and the intended transferee shall acquire no rights in such Shares.

     (c)  Conversion into Excess Shares.

          (1) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own Shares in excess of the Ownership Limit, then, except as otherwise provided in Section 6.12(i) hereof, such Shares which would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into that number of shares of Excess Trust Shares or Excess Preferred Shares, as appropriate, equal to the number of Shares being converted, as further described in Section 6.12(c)(3) hereof. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

          (2) If, notwithstanding the other provisions contained in this Article VI, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Shares, the Trust to be "closely held" within the meaning of
     Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into that number of Excess Trust Shares or Excess Preferred Shares, as appropriate, equal to the number of Shares being converted, as further described in Section 6.12(c)(3) hereof. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

          (3) Upon conversion of Trust Shares or Preferred Shares into Excess Shares pursuant to this Section 6.12(c), Trust Shares shall be converted into Excess Trust Shares and Preferred Shares shall be converted in Excess Preferred Shares.

     (d) Remedies for Breach. If the Trustees or their designees shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of Section 6.12(b) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Shares in violation of
Section 6.12(b) hereof, the Trustees or their designees may take such action as they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Trust or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 6.12(b) hereof shall be void ab initio and automatically result in the conversion described in Section 6.12(c)(3) hereof, irrespective of any action (or non-action) by the Trustees or their designees.

     (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Shares in violation of Section 6.12(b) hereof, or any Person who is a purported transferee such that Excess Shares result under Section 6.12(c) hereof, shall immediately give written notice to the Trust of such Transfer, attempted Transfer or other event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Trust's status as a REIT.

     (f) Owners Required to Provide Information. Prior to the Restriction Termination Date:

          (1) Every Beneficial Owner of five percent (5%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares shall, before January 30 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares Beneficially Owned, and a description of how such Shares are held.

          (2) Each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide on demand to the Trust such information as the Trust may request from time to time in order to determine the Trust's status as a REIT and to ensure compliance with the Ownership Limit and the REIT requirements of the Code and the regulations published thereunder.

     (g) Remedies Not Limited. Subject to Section 6.12(l) hereof, nothing contained in this Article VI shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT and to ensure compliance with the Ownership Limit.

     (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.12 or Section 6.13, including any definition contained in Section 6.12(a) hereof, the Trustees shall have the power to determine the application of the provisions of this Section 6.12 and Section
6.13 with respect to any situation based on the facts known to them.

     (i) Exception. The Trustees upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to them in their sole and absolute discretion, in each case to the effect that the Trust's status as a REIT will not be jeopardized, may exempt a Person from the Ownership Limit if the Trustees obtain such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person's Beneficial Ownership of Shares will not jeopardize the Trust's status as a REIT.

     (j) Legend. Until the Restriction Termination Date, each certificate for the respective class of Shares shall bear the following legend:

          The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Trustees, no Person may (1) Beneficially Own Shares in excess of 8.0% of the outstanding Shares, by value, vote or number, determined as provided in the Trust's Declaration of Trust, as the same may be amended from time to time (the "Declaration"), and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Trust being "closely held". Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Trust immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be automatically converted into Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Trust. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on an annual basis. All terms not defined in this legend have the meanings provided in the Declaration. The Trust will mail without charge to any requesting shareholder a copy of the Declaration, including the express terms of each class and series of the authorized Shares of the Trust, within five (5) days after receipt of a written request therefor.

     (k) Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (l) New York Stock Exchange Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     (m)  Amendment of Sections 6.12 or 6.13

     Notwithstanding any other provisions of this Declaration or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Shares required by law or this Declaration, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all the then outstanding Shares, voting together as a single class, shall be required to alter, amend or repeal this Section 6.12 or Section 6.13.

     6.13 Excess Shares.

     (a) Ownership In Trust. Upon any purported Transfer or other event that results in Excess Shares pursuant to Section 6.12(c) hereof, such Excess Shares shall be deemed to have been transferred to Nina Matis (or any successor Excess Share Trustee), as Excess Share Trustee of the Excess Share Trust for the benefit of such Excess Share Trust Beneficiary or Beneficiaries and the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Shares except as provided in Section 6.13(e). Nina Matis, or any successor Excess Share Trustee, may resign by appointing a person independent of the Trust, the Corporation (as defined in Section 6.14) or any Excess Share Trust Beneficiary as the Excess Share Trustee. The Excess Share Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

     (b) Dividend Rights. Excess Shares shall be entitled to the same dividends determined as if no conversion into Excess Shares had occurred. Any dividend or distribution paid prior to the discovery by the Trust that the Shares have been converted into Excess Shares shall be repaid to the Excess Share Trust upon demand. Any dividend or distribution declared but unpaid shall be paid to the Excess Share Trust. All dividends received or other income earned by the Excess Share Trust shall be paid over to the Charitable Beneficiary.

     (c) Rights Upon Liquidation. Excess Shares shall not be entitled to receive any portion of the assets of the Trust on the liquidation or dissolution of the Trust. Upon conversion of Excess Shares into Shares pursuant to Section 6.13(e) hereof, such shares shall be entitled to receive their pro rata share of the assets of the Trust as a result of the liquidation or dissolution of the Trust.

     (d) Voting Rights. The Excess Share Trustee shall vote the Excess Shares which shall have the same voting rights as the Shares into which they are to be converted pursuant to Section 6.13(e) hereof. Any vote cast by the Purported Beneficial Transferee or Purported Record Transferee will, at the election of the Excess Share Trustee, be void ab initio.

     (e) Restrictions On Transfer; Designation of Excess Share Trust
Beneficiary.

         (1) Excess Shares shall not be transferrable. The Excess Share Trustee may freely designate an Excess Share Trust Beneficiary of all or any portion of the beneficial interest in the Excess Share Trust (representing the number of Excess Shares held by the Excess Share Trust attributable to a purported Transfer or other event that results in Excess Shares and designated as to number and class of shares pursuant to the notice provision of this Section 6.13(e)(1)), if the Excess Shares held in the Excess Share Trust would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. If the Excess Shares resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Share Trustee that reflects a price per share for such Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and (B) (x) the price per share such Purported Beneficial Transferee paid for the Share of Beneficial Interest in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Shares (through a gift, devise or other transaction) a price per share of Excess Shares equal to the Market Price of the Shares on the date of the purported Transfer that resulted in the Excess Shares. If the Excess Shares resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Share Trustee that reflects a price per share of Excess Shares equal to the lesser of (A) the price per share received by the Excess Share Trustee and
     (B) the Market Price of the Shares on the date of the event that resulted in Excess Shares. Upon such transfer of an interest in the Excess Share Trust, the corresponding shares of Excess Shares in the Excess Share Trust shall be automatically converted into such number of Shares (of the same class as the shares that were converted into such Excess Shares) as is equal to the number of shares of Excess Shares, and such Shares shall be transferred of record to the Excess Share Trust Beneficiary of the interest in the Excess Share Trust designated by the

     Excess Share Trustee as described above if such Shares would not be Excess Shares in the hands of such Excess Share Trust Beneficiary. Prior to any transfer of any interest in the Excess Share Trust, the Trust must have waived in writing its purchase rights, if any, under Section 6.13(f) hereof. Any funds received by the Excess Share Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Trust shall pay the costs and expenses of the Excess Share Trustee.

          (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee, Purported Beneficial Holder or Excess Share Trustee receives a price for designating an Excess Share Trust Beneficiary of an interest in the Excess Share Trust that exceeds the amounts allowable under Section 6.13(e) (1) hereof, such Purported Beneficial Transferee or Purported Beneficial Holder shall be personally liable to, and shall pay, or cause the Excess Share Trust Beneficiary of the interest in the Excess Share Trust to pay, such excess to the Excess Share Trustee who shall pay over such excess to the Charitable Beneficiary.

          (3) Notwithstanding the foregoing, if the provisions of this Section 6.13(e) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust, in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     (f) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale by the Excess Share Trustee to the Trust, or its designee, at a price per Excess Share equal to (i) in the case of Excess Shares resulting from a purported Transfer, the lesser of (A) the price per share of the Shares in the transaction that created such Excess Shares (or, in the case of devise or gift, the Market Price of the Shares at the time of such devise or gift), or (B) the lowest Market Price of the class of Shares which resulted in the Excess Shares at any time after the date such shares were converted into Excess Shares and prior to the date the Trust, or its designee, accepts such offer or (ii) in the case of Excess Shares resulting from an event other than a purported Transfer, the lesser of (A) the Market Price of the Shares on the date of such event or (B) the lowest Market Price for Shares which resulted in the Excess Shares at any time from the date of the event resulting in such Excess Shares and prior to the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Trustees determine in good faith that a Transfer or other event resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer or other event pursuant to Section 6.12(e) hereof.

     6.14 Intercompany Agreement. Until the Amended and Restated Intercompany Agreement dated as of January 6, 1999 (as amended from time to time, the "Intercompany Agreement"), between the Trust and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), is terminated, the Trust shall comply in all material respects with


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



the restrictions on transfer of its shares of beneficial interest and all other provisions set forth in the Intercompany Agreement.

     6.15 Class A Exchangeable Preferred Shares Articles Supplementary

          6.15.1. NUMBER OF SHARES AND DESIGNATION.

                  The class of shares of beneficial interest in the Trust being created by these Articles Supplementary shall be designated as "Class A Exchangeable Preferred Shares", par value $.01 per share ("Class A EPS"), and 30,000,000 shall be the number of shares of Class A EPS constituting such class.

          6.15.2. DEFINITIONS.

          For purposes of the Class A EPS, the following terms have the meanings indicated:

          "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Articles Supplementary" shall mean either this Article 6.15 or
     Article 6.16, as the case may be, of the Declaration.

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class A EPS.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Cash Equivalent" of Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any date shall mean an amount of cash equal to (i) the average of the daily Current Market Prices per unit of such Paired Shares or other shares or securities during the five (5) consecutive Trading Days immediately preceding such date or (ii) if the Paired Shares or such other shares or securities are not publicly traded on such date, the fair market value of such Paired Shares or other securities as of such date as determined by the Board of Trustees in good faith (subject to the rights of the holders of the Class A EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (g)(v) of Article 6.15.5 hereof).

          "Class A Articles Supplementary" shall mean this Article 6.15.

          "Class A Dividend Replacement Shares" shall have the meaning set forth in paragraph (d)(v) of Article 6.15.5 hereof.


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

          "Class A EPS" shall have the meaning set forth in Article 6.15.1 hereof.

          "Class A Exchange Notice" shall have the meaning set forth in paragraph (a)(i) of Article 6.15.5 hereof.

          "Class A Exchange Right" shall have the meaning set forth in paragraph
     (a)(i) of Article 6.15.5 hereof.

          "Class A Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.15.4 hereof.

          "Class A Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

          "Class A Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

          "Class A Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

          "Class A Underlying Corporation Shares" as of any time shall mean the Corporation Shares component of the Class A Underlying Paired Shares as of such time.

          "Class A Underlying Paired Shares" as of any time shall mean the Paired Shares (including, unless otherwise expressly provided herein, fractional units of Paired Shares) for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right but excluding (except for the purposes of an actual exercise of the Class A Exchange Right) any Class A Dividend Replacement Shares.

          "Class A Underlying Trust Shares" as of any time shall mean the Trust Shares component of the Class A Underlying Paired Shares as of such time.

          "Class B Articles Supplementary" shall mean Article 6.16 of the Declaration of Trust pursuant to which the Trust has classified and designated 15,000,000 shares of beneficial interest in the Trust as "Class B Exchangeable Preferred Shares".

          "Class B EPS" shall mean the Class B Exchangeable Preferred Shares, par value $0.01 per share, of the Trust created pursuant to the Class B Articles Supplementary.

          "Class B Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.16.4 hereof.

          "Class B Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

          "Class B Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

          "Class B Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Conditionally Declared Class A Dividend" shall have the meaning set forth in paragraph (b)(i) of Article 6.15.3 hereof.

          "Constituent Person" shall have the meaning set forth in paragraph
     (e)(ii) of Article 6.15.5 hereof.

          "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation, and any successor.

          "Corporation Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

                         (i) The payment by the Corporation of a dividend on the outstanding Corporation Shares that is payable in additional Corporation Shares;

                         (ii) The subdivision of the outstanding Corporation Shares into a greater number of shares (whether by share split or otherwise);

                         (iii) The combination of the outstanding Corporation
                  Shares into a smaller number of shares (whether by reverse share split or otherwise); or

                         (iv) The issuance of any shares of stock of the Corporation by reclassification of the Corporation Shares.

          "Corporation Common Distribution" shall mean any dividend or distribution paid or made by the Corporation (including, without limitation, any distribution of assets on any liquidation, dissolution or winding up of the Corporation) in respect of the Corporation Shares, other than a dividend or distribution that constitutes a Corporation Common Adjustment Event. In addition, a distribution to the holders of Corporation Shares of rights to subscribe for or purchase additional Corporation Shares under a shareholders protective rights plan or agreement shall not be deemed to constitute a Corporation Common Distribution to the extent that the Corporation makes provision so that such rights, to the extent still outstanding with respect to the outstanding Corporation Shares, shall be issued to the holders of any Corporation Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Corporation Shares) in an amount and manner and to the extent provided in such shareholders protective rights plans or agreements with respect to already outstanding Corporation Shares.

          "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation or any stock of the Corporation into which such common stock may hereafter be changed.

          "Current Market Price" of publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any Trading Day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such shares or other securities are not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the- counter market as reported by NASDAQ or, if bid and asked prices for such shares or other securities on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such shares or other securities selected for such purpose by the Chief Executive Officer or Chief Financial Officer of the Trust or the Board of Trustees.

          "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

          "Delivered Shares" shall have the meaning set forth in paragraph
     (a)(ii) of Article 6.15.5 hereof.

          "Dividend Correspondence Ratio" shall have the meaning set forth in paragraph (b)(i) of Article 6.15.3 hereof.

          "Excess Shares" shall have the meaning set forth in paragraph (a)(ii) of Article 6.15.5 hereof.

          "Exchange Election Notice" shall have the meaning set forth in paragraph (a)(i) of Article 6.15.5 hereof.

          "Exchange Issuance Date" shall have the meaning set forth in paragraph
     (b) of Article 6.15.5 hereof.

          "Exchange Promissory Note" shall mean an unsecured promissory note of the Trust in such form as the Trust shall reasonably prescribe with a maturity date ninety (90) days after the date of issuance of such note. Such Exchange Promissory Note shall bear interest in an amount equal to the amount of any dividends paid during the period that such note remains outstanding on a number of Paired Shares equal to the number of Excess Shares for which such Exchange Promissory Note is being substituted pursuant to paragraph (a)(ii) of Article 6.15.5 hereof, which interest shall be payable on the dates of payment of the corresponding dividends.

          "Exchange Ratio" shall have the meaning set forth in paragraph (d)(i) of Article 6.15.5 hereof.

          "Issue Date" shall mean the first date on which any shares of Class A EPS are issued by the Trust.

          "Junior Dividend" means a dividend payable in respect of any class or series of shares of beneficial interest in the Trust over which the Class A Preferred Dividends have preference or priority as to the payment of dividends, including, without limitation, any Trust Common Dividend, any Class A Participation Dividend and any Class B Participation Dividend.

          "Junior Liquidating Distribution" shall mean any distribution of assets of the Trust in connection with a Liquidation Event to holders of any class or series of shares of beneficial interest in the Trust over which the Class A Liquidation Preference has preference or priority in the distribution of assets upon the occurrence of such Liquidation Event, including, without limitation, any such distribution of assets to holders of Trust Shares or in respect of the Class A Liquidation Participation Right or the Class B Liquidation Participation Right.

          "Junior Shares" shall mean the Trust Shares and any other class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding over which the Class A Preferred Dividends have full preference or priority in the payment of dividends or over which the Class A Liquidation Preference has full preference or priority in the distribution of assets on the occurrence of any Liquidation Event, including, without limitation, the Trust Shares but excluding the Class B EPS.

          "Liquidation Date" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

          "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust's assets shall not be deemed to be a Liquidation Event.

          "Non-Electing Shares" shall have the meaning set forth in paragraph
     (e)(ii) of Article 6.15.5 hereof.

          "NYSE" shall mean the New York Stock Exchange.

          "Offered Shares" shall have the meaning set forth in paragraph (a)(ii) of Article 6.15.5 hereof.

          "Ownership Limit" shall have the meaning set forth in Section 6.12 of the Declaration.

          "Paired Shares" shall mean units consisting of one Trust Share paired with one Corporation Share (subject to adjustment as contemplated provided in paragraph (e) of Article 6.15.5 hereof) and represented by a single share certificate, as provided in the Pairing Agreement dated as of June 25, 1980, between the Trust and the Corporation, as amended from time to time.

          "Paired Shares Adjustment Event" shall have the meaning set forth in paragraph (d)(i) of Article 6.15.5 hereof.

          "Parity Liquidation Preference" shall mean the liquidation preference of any class or series of shares of beneficial interest in the Trust that ranks on a parity with the Class A Liquidation Preference.

          "Parity Preferred Dividend" shall mean any dividend payable in respect of any class or series of shares of beneficial interest in the Trust that ranks on a parity in right of payment with the Class A Preferred Dividends, whether or not the dividend rate, dividend payment dates, liquidation preference, redemption rights, conversion or exchange rights or other features of such class or series are different from those of the Class A EPS.

          "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Registered Sale Option" shall have the meaning set forth in paragraph
     (a)(ii) of Article 6.15.5 hereof.

          "REIT Rules" shall mean the requirements (i) for the Trust to qualify as a real estate investment trust under the Code as set forth in Sections 856(a)(5) and 856(a)(6) of the Code and (ii) for the Corporation or any affiliate of the Corporation which is a tenant of the Trust to not be treated as a related party pursuant to Section 856(d)(2)(B) of the Code.

          "Requested Shares" shall have the meaning set forth in paragraph
     (a)(ii) of Article 6.15.5 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest of the Trust ranking on a parity with the Class A EPS as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class A EPS shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or similar agent.

          "Trading Day" with respect to publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer shall mean any day on which the shares or other securities in question are traded on the NYSE, or if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such shares or other securities are not quoted on such NASDAQ National Market, in the applicable securities market in which such shares or other securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (e)(ii) of
     Article 6.15.5 hereof.

          "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class A EPS and the Class B EPS.

          "Trust" shall mean Starwood Lodging Trust, a Maryland real estate investment trust, and any successor.

          "Trust Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

               (i) The payment by the Trust of a dividend on the outstanding Trust Shares that is payable in additional Trust Shares;

               (ii) The subdivision of the outstanding Trust Shares into a greater number of shares (whether by share split or otherwise);

               (iii) The combination of the outstanding Trust Shares into a smaller number of shares (whether by reverse share split or otherwise); or

               (iv) The issuance of any shares of beneficial interest in the Trust by reclassification of the Trust Shares.

          "Trust Common Dividend" shall mean any dividend or distribution paid or made by the Trust pro rata on the outstanding Trust Shares other than
     (i) a distribution of assets of the Trust upon the occurrence of a Trust Liquidation Event or (ii) on a dividend or distribution that constitutes a Trust Common Adjustment Event. In addition, a distribution to the holders of shares of beneficial interest in the Trust of rights to subscribe for or purchase additional Trust Shares under a shareholders protective rights plan or agreement or any similar plan or agreement shall not be deemed to constitute a Trust Common Dividend to the extent that the Trust makes provision so that such rights, to the extent still outstanding with respect to the outstanding Trust Shares, shall be issued to the holders of any Trust Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Trust Shares) in an amount and manner and to the extent provided in such plans or agreements with respect to already outstanding Trust Shares.

          "Trust Shares" shall mean the common shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.

          "Westin Transaction Agreement" shall mean the Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., the Trust, SLT Realty Limited Partnership, the Corporation and SLC Operating Limited Partnership, as such agreement may be amended from time to time.

          "Westin Transaction Securities" shall mean, with respect to a holder of Class A EPS or an Affiliate thereof, any shares of Class A EPS, shares of Class B EPS, Starwood Operating Partnership Units and Starwood Realty Partnership Units (as such terms are defined in the Westin Transaction Agreement) received by such holder or Affiliate pursuant to the Westin Transaction Agreement, together with any shares of Class B EPS, Class A EPS or Paired Shares (or other securities) issued upon exchange or conversion of any such Westin Transaction Securities.

          6.15.3. DIVIDENDS.

          (a) In General. The holders of Class A EPS will be entitled (i) to receive a preferred dividend payable as described in paragraph (b) below (a "Class A Preferred Dividend"), when, as and if declared by the Board of Trustees out of assets of the Trust legally available for that purpose, based on the payment of any Corporation Common Distribution and (ii) to participate on the basis described in paragraph (c) below in any Trust Common Dividend, when, as and if declared by the Board of Trustees out of assets of the Trust available for that purpose (a "Class A Participation Dividend").

          (b) Class A Preferred Dividend.

              (i)  Upon the payment by the Corporation of any Corporation
Common Distribution prior to the occurrence of a Liquidation Event, the right to receive a Class A Preferred Dividend will automatically accrue with respect to each share of Class A EPS as of the payment date for such Corporation Common Distribution in an amount equal to the value of the Corporation Common Distribution paid on each Corporation Share multiplied by the applicable Dividend Correspondence Ratio described below. To the extent that any Corporation Common Distribution consists of securities or other property (other than cash), the Trust will have the option of paying the corresponding Class A Preferred Dividend either (A) in the same form as such Corporation Common Distribution (i.e., by delivery of the same type of securities or other property as distributed in the Corporation Common Distribution), (B) in cash in an amount equal to the fair market value of such securities or other property as determined in good faith by the Board of Trustees (subject to the rights of the affected holders of Class A EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (g)(v) of Article
6.15.5 hereof) or (C) a combination thereof. Each Class A Preferred Dividend will be cumulative from the payment date for the related Corporation Common Distribution and will be payable to holders of record of Class A EPS on such record date as shall be fixed by the Board of Trustees, which record date shall be the same as the record date for the corresponding Class B Preferred Dividend that will have accrued or will accrue based on such Corporation Common Distribution and not earlier than the record date for such Corporation Common Distribution. The Board of Trustees may, at any time between the declaration of a Corporation Common Distribution and the related payment date, declare a corresponding Class A Preferred Dividend conditioned on the actual payment of such Corporation Common Distribution (any such Class A Preferred Dividend being sometimes referred to herein as a "Conditionally Declared Class A Dividend" until such time as the corresponding Corporation Common Distribution is paid, at which time it will no longer be a Conditionally Declared Class A Dividend but will instead be deemed to be an accrued Class A Preferred Dividend). The "Dividend Correspondence Ratio" for the purposes of determining the amount of any Class A Preferred Dividend shall mean the number of Class A Underlying Corporation Shares for which each share of Class A EPS is exchangeable as of the record date for the related Corporation Common Distribution upon exercise of the Class A Exchange Right, as such number shall be proportionately adjusted to reflect any share dividend, share split, reverse share split or other combination or subdivision of the Class A EPS that becomes effective between (or, if the record date for such event is different from the effective date therefor, that has a record date that falls between) (A) the record date for the Corporation Common Distribution and (B) the date of payment of such Corporation Common Distribution or, if earlier, the record date for such Class A Preferred Dividend.

              (ii) So long as any shares of Class A EPS are outstanding: (A) no Junior Dividend may be declared or paid or set apart for payment unless all accrued Class A Preferred Dividends and Conditionally Declared Class A Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, (B) no


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



Parity Preferred Dividend shall be declared or paid or set aside for payment unless a ratable portion of all accrued but unpaid Class A Preferred Dividends and Conditionally Declared Class A Dividends has been or is concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment (with such ratable portion being based on the portion of the accrued but unpaid Parity Preferred Dividends being paid) and (C) no Junior Shares may be redeemed, purchased or otherwise acquired by the Trust (other than a redemption, purchase or other acquisition of Trust Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary or upon any exchange or redemption of other securities at the option of the holders thereof, or as required or permitted under Article VI of the Declaration) for consideration (or any moneys paid or made available for a sinking fund for the redemption of any Junior Shares), directly or indirectly (except for conversion into or exchange for Junior Shares) unless all accrued Class A Preferred Dividends and Conditionally Declared Class A Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

     (c) Class A Participation Dividend. No Trust Common Dividend may be declared in respect of the Trust Shares unless the Board of Trustees concurrently declares a Class A Participation Dividend entitling each share of Class A EPS to receive an amount equal to the amount of the Trust Common Dividend declared on each Trust Share multiplied by the number of Class A Underlying Trust Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right as of the record date for such Trust Common Dividend. Such Class A Participation Dividend shall be payable on the same date on which the corresponding Trust Common Dividend is payable, shall be payable in the same form as the corresponding Trust Common Dividend and shall be paid to holders of record of the Class A EPS on the same record date as is fixed by the Board of Trustees for the payment of such Trust Common Dividend.

     6.15.4. LIQUIDATION RIGHTS.

     (a) In General. Upon the occurrence of any Liquidation Event, the holders of Class A EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to the making of any Junior Liquidating Distribution, a liquidating distribution in an amount equal to the Class A Liquidation Preference described in paragraph (b) below determined as of the effective date of such Liquidation Event or, if no effective date is provided, as of the record date of the first liquidating distribution relating to such Liquidation Event (in either such case, the "Liquidation Date") and (ii) to participate on the basis described in paragraph (c) below in any liquidating distribution to holders of Trust Shares (the "Class A Liquidation Participation Right"). In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of beneficial interest in the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Class A EPS whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Trust's total liabilities.

     (b) Class A Liquidation Preference. The "Class A Liquidation Preference" of a share of Class A EPS as of the applicable Liquidation Date shall mean the sum of (A) the fair market value (as determined in good faith by the Board of Trustees, subject to the right of the holders of Class A EPS to request a valuation from a nationally recognized investment banking firm pursuant to paragraph (g)(v) of Article 6.15.5 hereof) as of such date of the number of Class A Underlying Corporation Shares for which each Class A EPS is exchangeable as of such date upon exercise of the Class A Exchange Right plus (B) the amount of any accrued but unpaid Class A Preferred Dividends in respect of each share of Class A EPS as of such date (other than any such accrued but unpaid Class A Preferred Dividends that have been declared with a record date prior to such Liquidation Date, which the Trust shall separately be obligated to pay to the holders of record of the Class A EPS as of such record date). Until each holder of shares of Class A EPS has received distributions equal to the Class A Liquidation Preference, no Junior Liquidating Distributions may be paid to holders of any other class or series of shares of beneficial interest in the Trust. Subject to the rights of the holders of shares of beneficial interest in the Trust with liquidation preferences ranking prior to or on a parity with the Class A Liquidation Preference, after payment shall have been made in full of the Class A Liquidation Preference as provided in this paragraph (b), Junior Liquidating Distributions may be paid to the holders of any shares of beneficial interest entitled to receive such distributions and the holders of the Class A EPS shall not be entitled to share therein except as provided in paragraph (c) of this Article 6.15.4. In the event that the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust in connection with any Liquidation Event are insufficient to pay the Class A Liquidation Preference on all outstanding Class A EPS and any Parity Liquidation Preferences in respect of any other classes or series of shares of beneficial interest in the Trust, then the holders of the Class A EPS and such other classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the Class A Liquidation Preference and the Parity Liquidation Preferences to which they would otherwise be respectively entitled.

     (c) Class A Liquidation Participation Right. In addition to being entitled to receive the Class A Liquidation Preference, upon the occurrence of any Liquidation Event the holders of Class A EPS shall be entitled to participate, pursuant to the Class A Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS shall be deemed to represent a number of Trust Shares equal to the number of Class A Underlying Trust Shares for which each share of Class A EPS could be exchanged upon exercise of the Class A Exchange Right as of the record date for such distribution.

     6.15.5. EXCHANGE RIGHT.

     (a) Class A Exchange Right. (i) A holder of shares of Class A EPS shall have the right to exchange such shares in whole or in part at any time for fully paid and non-assessable Paired Shares to the extent described below (the "Class A Exchange Right"). A holder of shares of Class A EPS desiring to exchange such shares for Paired Shares shall surrender the certificate or certificates evidencing such shares, duly endorsed or assigned to the Trust or in blank, to the Transfer Agent together with a duly completed and executed exchange notice (a "Class A

Exchange Notice") in such form as the Trust shall prescribe from time to time and such related certifications as the Trust may reasonably prescribe from time to time. Unless any Paired Shares to be issued in exchange for such shares of Class A EPS are to be issued in the same name as the name in which such shares of Class A EPS are registered, each share certificate surrendered shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any applicable transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid). As promptly as practicable (and in any event within five (5) Business Days after receipt of a Class A Exchange Notice and such required certificates and documents, the Trust shall elect, pursuant to an election notice given to the exchanging holder (an "Exchange Election Notice"), to either: (i) deliver to such holder the number of Paired Shares corresponding to the number of shares of Class A EPS being exchanged based on the Exchange Ratio described in paragraph
(d) of this Article 6.15.5 (including procuring the issuance by the Corporation of the Corporation Shares component of such Paired Shares) or (ii) pay to the holder the Cash Equivalent of such Paired Shares or (iii) a combination of (i) and (ii).

              (ii) If the delivery to such holder of the full number of Paired Shares requested to be delivered pursuant to the Class A Exchange Notice (the "Requested Shares") would result in a violation of either the Ownership Limit or the REIT Rules, the Trust may elect in the Exchange Election Notice to either
(A) deliver to such holder the maximum number of Paired Shares that may be delivered without causing such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either the Cash Equivalent (determined as of the date of delivery of the applicable Class A Exchange Notice and the related certificates and other documents described above) of the Excess Shares or an Exchange Promissory Note in a principal amount equal to such Cash Equivalent or (B) deliver to such holder the Cash Equivalent (determined as of such notice delivery date) of the Requested Shares. Notwithstanding the foregoing, in the event that the delivery of the full number of Requested Shares pursuant to a Class A Exchange Notice would violate either the Ownership Limit or the REIT Rules because the exchanging Class A EPS holder, together with such holder's Affiliates (but without giving effect to any other applicable attribution rules under the Code), beneficially owns, as of the date the Exchange Election Notice is given, Paired Shares other than through the ownership of Westin Transaction Securities, the Trust will have the option (the "Registered Sale Option"), exercisable in the Exchange Election Notice, in lieu of delivering an Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares, to procure the filing of a registration statement under the Securities Act, and to publicly offer and sell pursuant to such registration statement in such manner as the Trust in good faith determines to be appropriate a number of Paired Shares equal to the number of such Excess Shares (the "Offered Shares"), the net proceeds of which sale (after deducting any applicable underwriting discounts or commissions and the expenses of such offering) shall be paid to such holder.

              (iii) In the event that the issuance of the full number of Requested Shares upon any exercise of the Class A Exchange Right would violate either the Ownership Limit or the REIT Rules and either (i) the Trust elects to deliver the Delivered Shares together with an

Exchange Promissory Note in a principal amount equal to the Cash Equivalent of the Excess Shares or (ii) the Trust exercises the Registered Sale Option, the holder of the shares of Class A EPS being exchanged will have the right to withdraw his or her Class A Exchange Notice as to the Excess Shares, which withdrawal must be made by written notice to the Transfer Agent within ten (10) Business Days after receipt of the Trust's Exchange Election Notice.

     (b) Delivery of Securities and Cash. If the Exchange Election Notice relating to an exercise of the Class A Exchange Right does not give rise to a withdrawal right pursuant to paragraph (a)(iii) above, such Exchange Election Notice shall be accompanied by the delivery of the Paired Shares and/or cash required to be delivered pursuant to such Exchange Election Notice. If the Exchange Election Notice does give rise to such a withdrawal right, but such right is not exercised by the exchanging holder, the Trust shall deliver the Paired Shares, Exchange Promissory Note and/or cash required to be delivered pursuant to such Exchange Election Notice within five (5) Business Days after the expiration of such withdrawal right. If the Exchange Election Notice includes the exercise of the Registered Sale Option, the proceeds from the sale of the Offered Shares shall be paid over to the applicable holder promptly upon receipt. Any cash payable to an exchanging holder hereunder shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the exchanging holder, if one has been so designated. With respect to any Paired Shares to be issued pursuant to an Exchange Election Notice, the Trust shall issue and deliver (and shall cause the Corporation to issue and deliver) at the office of the Transfer Agent to the exchanging holder, or on his or her written order, a certificate or certificates for the number of full Paired Shares deliverable in accordance with the provisions of this Article 6.15.5, and any fractional interest in respect of a unit of Paired Shares arising upon such exercise of the Class A Exchange Right shall be settled as provided in paragraph (c) of this Article 6.15.5 (the date of delivery of such certificate or certificates being sometimes referred to herein as the "Exchange Issuance Date"). Any such Paired Shares issued upon such exercise shall be deemed to have been issued immediately prior to the close of business on the Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates for Paired Shares shall be issuable pursuant to such Class A Exchange Notice shall be deemed to have become the holder or holders of record of the Paired Shares represented thereby at such time on such date unless the share transfer records for the Paired Shares shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open. If less than the full number of shares of Class A EPS represented by the certificate or certificates surrendered to the Trust in connection with an exercise of the Class A Exchange Right are being exchanged pursuant to such exercise, the Trust shall also deliver to the exchanging holder a new certificate or certificates evidencing the excess shares not being exchanged.

     (c) Fractional Interests. No fractional Paired Share units or scrip evidencing fractions of Paired Shares shall be issued upon exercise of the Class A Exchange Right. Instead of any fractional interest in a unit of Paired Shares that would otherwise be deliverable upon such exercise, the Trust shall pay to the exchanging holder an amount in cash equal to the corresponding fraction of the Current Market Price of the Paired Shares on the Trading Day immediately preceding the Exchange Issuance Date. If more than one share of Class A EPS shall be surrendered for exchange at one time by the same holder, the number of full Paired Shares issuable upon exercise of the Class A Exchange Right shall be computed on the basis of the aggregate number of shares of Class A EPS so surrendered.

     (d) Exchange Ratio and Adjustments.

              (i) Initially, one unit of Paired Shares will be issuable upon exchange of each share of Class A EPS pursuant to the exercise of the Class A Exchange Right (the "Exchange Ratio"). If, at any time after the Issue Date, a Trust Common Adjustment Event shall occur in conjunction with the occurrence of a corresponding Corporation Common Adjustment Event as a result of which the number of outstanding Paired Shares is increased or decreased but neither the nature of the securities comprising the Paired Shares nor the ratio of outstanding Trust Shares to Common Shares is affected (a "Paired Shares Adjustment Event"), the Exchange Ratio in effect as of the close of business on the record date for such Paired Shares Adjustment Event or, if no such record date applies, the effective date of such Paired Shares Adjustment Event shall be adjusted so that a holder of shares of Class A EPS who thereafter exercises the Class A Exchange Right with respect to such shares will be entitled to receive upon such exercise the number of Paired Shares that such holder would have owned or have been entitled to receive after the happening of such Paired Shares Adjustment Event if such holder had exercised the Class A Exchange Right immediately prior to such record date or effective date. An adjustment pursuant to this subparagraph (i) shall become effective (subject to subparagraph (iv) below) immediately upon the opening of business on the Business Day next following the record date for the applicable Paired Shares Adjustment Event or, if no such record date applies, the Business Day next following the effective date of such Paired Shares Adjustment Event.

              (ii) No adjustment in the Exchange Ratio shall be required pursuant to subparagraph (i) above unless such adjustment would require a cumulative increase or decrease of at least one percent (1%) in such ratio; provided, however, that any adjustments that by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations of the Exchange Ratio under this paragraph (d) shall be made to the nearest one-tenth of a share (with
 .05 of a share being rounded upward).

              (iii) Notwithstanding any other provisions of this Article
6.15.5, the Trust shall not be required to make any adjustment to the Exchange Ratio based on any issuance of Paired Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust (or the Corporation) and the investment of additional optional amounts in Paired Shares under such plan.

              (iv) In any case in which this paragraph (d) provides that an adjustment to the Exchange Ratio shall become effective immediately following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class A EPS exchanged after such record date but before the occurrence of such event the additional Paired Shares (or the cash, Exchange Promissory Notes or other property to be delivered in lieu thereof pursuant to this Article 6.15.5) issuable pursuant to such exchange by reason of the adjustment required pursuant to this paragraph (d) in respect of such event and
(B) paying to the exchanging holder any amount of cash in lieu of any fractional interest in Paired Shares pursuant to paragraph (c) of this Article 6.15.5.

              (v)   If at the time of any exercise of the Class A Exchange
Right there are any accrued but unpaid Class A Preferred Dividends or Class A Participation Dividends other than Class A Preferred Dividends or Class A Participation Dividends that have been declared with a record date prior to such exercise, the Exchange Ratio shall be adjusted so that the number of Paired Shares into which the shares of Class A EPS being exchanged are then exchangeable is increased by a number of Paired Shares (the "Class A Dividend Replacement Shares") equal to (A) the aggregate amount of such accrued but unpaid Class A Preferred Dividends and Class A Participation Dividends with respect to each share of Class A EPS being exchanged divided by (B) the Current Market Price of the Paired Shares during the five (5) Trading Days immediately preceding the date of delivery of the applicable Class A Exchange Notice and all related certificates and other documents.

     (e) Adjustments to Composition of Paired Shares Issuable Upon Exchange.

              (i) If, at any time after the Issue Date, a Trust Common Adjustment Event or a Corporation Common Adjustment Event shall occur other than as part of a Paired Shares Adjustment Event, each unit of Paired Shares issuable upon exercise of the Class A Exchange Right shall be adjusted (subject to subparagraph (iii) below) as of the close of business on the record date for such event or, if no such record date applies, the effective date of such event so as to consist of the number of Trust Shares, the number of Corporation Shares and the number of any other shares of beneficial interest in the Trust or shares of stock of the Corporation that a holder of one unit of Paired Shares would have held or have been entitled to receive after giving effect to such event.

              (ii) If, at any time after the Issue Date, the Trust or the Corporation shall become a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all outstanding Trust Shares and/or Corporation Shares, sale of all or substantially all of the Trust's or the Corporation's assets or recapitalization of the Trust Shares and/or the Corporation Shares (but excluding any event constituting a Trust Common Adjustment Event or a Corporation Common Adjustment Event) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which the outstanding Trust Shares and/or Corporation Shares shall be converted into or exchanged for the right to receive stock, securities or other property (including cash or any combination thereof), effective as of the effective date of such Transaction, each unit of Paired Shares issuable upon exercise of the Class A Exchange Right with respect to any shares of Class A EPS that are not converted into or exchanged for the right to receive stock, securities or other property in connection with such Transaction shall thereafter be deemed to consist of the kind and amount of shares of beneficial interest in the Trust, shares of stock of the Corporation and other securities and property (including cash or any combination thereof) that would have been held or receivable upon the consummation of such Transaction by a holder of a number of Paired Shares equal to the number of Class A Underlying Paired Shares for which one share of Class A EPS would have been exchangeable immediately prior to such Transaction, assuming such holder of Paired Shares (A) is not a Person with which the Trust or the Corporation consolidated or into which the Trust or the Corporation was merged or which merged into the Trust or the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each unit of Paired Shares held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purposes of this subparagraph (ii) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction in respect of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The provisions of this paragraph (e) shall similarly apply to successive transactions.

              (iii) In any case in which this paragraph (e) provides that an adjustment to the composition of the units of Paired Shares issuable upon exercise of the Class A Exchange Right shall become effective immediately following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class A EPS exchanged after such record date but before the occurrence of such event the additional Paired Shares (or the cash, Exchange Promissory Notes or other property to be delivered in lieu thereof pursuant to this Article 6.15.5) issuable pursuant to such exchange before giving effect to such adjustment and (B) paying to the exchanging holder any amount of cash in lieu of any fractional interest in Paired Shares pursuant to paragraph (c) of this Article 6.15.5.

     (f) Notice of Adjustments. Whenever the Exchange Ratio or the composition of a unit of Paired Shares is adjusted as provided in paragraph (d) or (e) above, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Exchange Ratio after such adjustment and, in the case of an adjustment pursuant to paragraph (e), describing the kind and amount of stock, securities and other property (including cash) then constituting a unit of Paired Shares. Such certificate shall also set forth a brief statement of the facts requiring such adjustment and shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment setting forth the adjusted Exchange Ratio, the effective date of such adjustment and, in the case of an adjustment pursuant to paragraph (e), a description of the kind and amount of stock, securities and other property (including cash) then constituting a unit of Paired Shares, and shall mail such notice of such adjustment to the holder of each share of Class A EPS, and to the extent that any shares of Class B EPS are then outstanding to each holder of Class B EPS, at such holder's last address as shown on the share records of the Trust.

     (g) Miscellaneous Provisions.

              (i) There shall be no adjustment of the Exchange Ratio or the composition of the units of Paired Shares issuable upon exercise of the Class A Exchange Right in case of the issuance of any shares of beneficial interest in the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Article 6.15.5.

              (ii) If the Trust shall take any action affecting the Trust Shares or the Corporation shall take any action affecting the Corporation Shares, other than an action described in this Article 6.15.5, that in the opinion of the Board of Trustees would materially affect the exchange rights of the holders of the Class A EPS provided for in this Article 6.15.5, the Exchange Ratio and/or the composition of the units of Paired Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

              (iii) The Trust covenants that any Paired Shares issued upon exercise of the Class A Exchange Right will be validly issued, fully paid and non-assessable. The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Trust Shares, solely for issuance pursuant to exercise of the Class A Exchange Right and shall use its best efforts to cause the Corporation to reserve and at all times have, solely for issuance pursuant to exercise of the Class A Exchange Right, sufficient Corporation Shares to permit the exercise of such Class A Exchange Right. The Trust shall use its best efforts to cause the Corporation not to close its transfer books so as to prevent the timely issuance of Corporation Shares upon the exercise of the Class A Exchange Right. The Trust shall not close its transfer books so as to prevent the timely issuance of Trust Shares upon the exercise of the Class A Exchange Right. The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Paired Shares or other securities or property upon exercise of the Class A Exchange Right; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Paired Shares or other securities or property in a name other than that of the holder of the shares of Class A EPS being exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

              (iv) Except as provided in paragraph (g)(v) below, any determination required or permitted to be made by the Board of Trustees by these Articles Supplementary shall be final, conclusive and binding on the holders of Class A EPS.

              (v) In the event that: (A) the Trust elects to pay the Cash Equivalent of Paired Shares or other securities pursuant to an exercise of the Class A Exchange Right and in connection therewith the Board of Trustees makes a determination of the value of the Paired Shares or other securities at a time when the Paired Shares or such other securities are not publicly traded, (B) the Trust elects to pay in cash a Class A Preferred Dividend corresponding to a Corporation Common Distribution in the form of securities or other property and in connection therewith the Board of Trustees makes a determination of the fair market value of such securities or other property or (C) the Board of Trustees makes a determination of the fair market value of Class A Underlying Corporation Shares for the purpose of determining the amount of the Class A Liquidation Preference in connection with a Liquidation Event, then the Trust shall deliver to each affected holder of Class A EPS a written notice (which, in the case of an exercise of the Class A

Exchange Right may be set forth in the related Exchange Election Notice) setting forth the valuation determined by the Board of Trustees. At any time within ten
(10) Business Days after receipt of such notice, any affected holder of Class A EPS may request in writing that the Trust obtain a written valuation of such Paired Shares, Class A Underlying Corporation Shares or other securities or property from an investment banking firm. Promptly after receipt of any such request, the Trust shall select a nationally recognized investment banking firm to perform such valuation and shall provide such investment banking firm with such relevant information as the Trust may have in relation thereto. Such investment banking firm shall be instructed to prepare a written valuation report within thirty (30) days after its appointment, and upon receipt of such valuation report, the Trust shall mail a copy to each affected holder of Class A EPS. If the valuation as determined by such investment banking firm is greater than the valuation as determined by the Board of Trustees, the Trust shall promptly pay the amount of such difference to each affected holder of Class A EPS. If, however, the valuation as determined by such investment banking firm is less than the valuation determined by the Board of Trustees, the Trust may at its option require each affected holder of Class A EPS to repay the amount of such difference to the Trust, which amount shall be so repaid by each such holder promptly after receipt of the Trust's request. The fees and expenses of such investment banking firm shall be paid by the Trust.

          6.15.6. REACQUIRED SHARES TO BE RETIRED.

          All shares of Class A EPS which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

          6.15.7. VOTING.

          (a) General Voting Rights. The holders of shares of Class A EPS shall be entitled to vote upon all matters upon which holders of Trust Shares have the right to vote, and shall be entitled to the number of votes equal to the largest whole number of Class A Underlying Trust Shares for which such shares of Class A EPS could be exchanged pursuant to the provisions of Article
6.15.5 hereof as of the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of beneficial interest in the Trust having general voting powers and not separately as a class.

          (b) Special Voting Rights. So long as any shares of Class A EPS are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration or these Articles Supplementary, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding shares of Class A EPS, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Class A EPS disproportionately (based on the number of Underlying Class A Trust Shares at the time) to the effect of such amendment, alteration or repeal on the holders of Trust Shares; provided, however, that (i) any amendment of the provisions of the Declaration so as to authorize or create, or to increase the authorized amount of, any class or series of shares of beneficial interest in the Trust, whether ranking prior to, on a parity with or junior to the Class A EPS shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Class A EPS and (ii) no filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary unless such filing expressly purports to amend, alter or repeal one or more of such provisions. For the purposes of this paragraph (b), each share of Class A EPS will have one vote per share.

          6.15.8.  RECORD HOLDERS.

          The Trust and the Transfer Agent may deem and treat the record holder of any shares of Class A EPS as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

          6.15.9.  RESTRICTIONS ON OWNERSHIP AND TRANSFER.

          The Class A EPS constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class A EPS of any other term or provision of the Declaration. No restrictions on the transferability of shares of Class A EPS shall be enforced by the Trust to the extent that such restrictions would otherwise cause the Trust to fail to meet the requirements of Section 856(a)(2) of the Code.

     6.16 Class B Exchangeable Preferred Shares Articles Supplementary

          6.16.1.  NUMBER OF SHARES AND DESIGNATION.

          There are hereby designated 15,000,000 "Class B Exchangeable Preferred Shares", par value $.01 per share ("Class B EPS").

          6.16.2.  DEFINITIONS.

          For purposes of the Class B EPS, the following terms have the meanings indicated:

          "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Articles Supplementary" shall mean either Article 6.15 or Article 6.16, as the case may be, of the Declaration.

          "Base Preference Amount" per share of Class B EPS as of any date shall mean the Stated Value per share as of such date.

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class B EPS.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Class A Articles Supplementary" shall mean Article 6.15 hereof pursuant to which the Trust has classified and designated 30,000,000 shares of beneficial interest in the Trust as "Class A Exchangeable Preferred Shares".

          "Class A EPS" means the Class A Exchangeable Preferred Shares, par value $0.01 per share, created by the Class A Articles Supplementary.

          "Class A EPS Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

               (i) The payment by the Trust of a dividend on the outstanding Class A EPS that is payable in additional shares of Class A EPS;

               (ii) The subdivision of the outstanding Class A EPS into a greater number of shares (whether by share split or otherwise);

               (iii) The combination of the outstanding Class A EPS into a smaller number of shares (whether by reverse share split or otherwise); or

               (iv) The issuance of any shares of beneficial interest in the Trust by reclassification of the Class A EPS.

          "Class A Exchange Right" shall have the meaning set forth in paragraph
     (a) of Article 6.15.5 hereof.

          "Class A Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.15.4 hereof.

          "Class A Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.15.4 hereof.

          "Class A Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

          "Class A Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.15.3 hereof.

          "Class B Articles Supplementary" shall mean this Article 6.16.

          "Class B Conversion Notice" shall have the meaning set forth in paragraph (b)(ii) of Article 6.16.5 hereof.

          "Class B Conversion/Redemption Election Right" shall have the meaning set forth in Article 6.16.7 hereof.

          "Class B Conversion/Redemption Notice" shall have the meaning set forth in Article 6.16.7 hereof.

          "Class B Conversion Right" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.5 hereof.

          "Class B Dividend Replacement Shares" shall have the meaning set forth in paragraph (e)(v) of Article 6.16.5 hereof.

          "Class B EPS" shall have the meaning set forth in Article 6.16.1 hereof.

          "Class B Liquidation Preference" shall have the meaning set forth in paragraph (b) of Article 6.16.4 hereof.

          "Class B Liquidation Participation Right" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

          "Class B Participation Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

          "Class B Preferred Dividend" shall have the meaning set forth in paragraph (a) of Article 6.16.3 hereof.

          "Class B Redemption Date" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.6 hereof.

          "Class B Redemption Notice" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.6 hereof.

          "Class B Redemption Right" shall have the meaning set forth in paragraph (a) of Article 6.16.6 hereof.

          "Class B Underlying Class A EPS" with respect to any shares of Class B EPS as of a specified date shall mean the number of shares of Class A EPS issuable on such date upon exercise of the Class B Conversion Right with respect to such shares of Class B EPS (including fractional interests but without taking into account any Class B Dividend Replace ment Shares except for the purposes of an actual exercise of the Class B Conversion Right).

          "Class B Underlying Corporation Shares" as of any time shall mean the Corporation Shares component of the Class B Underlying Paired Shares as of such time.

          "Class B Underlying Paired Shares" as of any time shall mean the Paired Shares for which each share of Class B EPS is then indirectly exchangeable assuming both (i) the conversion at such time of such share of Class B EPS into the corresponding number of shares of Class B Underlying Class A EPS upon exercise of the Class B Conversion Right and (ii) the simultaneous exchange of such shares of Class A EPS for Paired Shares (including, unless otherwise expressly provided herein, fractional shares but excluding any Class A Dividend Replacement Shares, as defined in paragraph (d)(v) of Article 6.15.5 hereof) upon exercise of the Class A Exchange Right.

          "Class B Underlying Trust Shares" as of any time shall mean the Trust Shares component of the Class B Underlying Paired Shares as of such time.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Conditionally Declared Class B Dividend" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.3 hereof.

          "Constituent Person" shall have the meaning set forth in paragraph (f) of Article 6.16.5 hereof.

          "Conversion Ratio" shall have the meaning set forth in paragraph
     (e)(i) of Article 6.16.5 hereof.

          "Corporation" shall mean Starwood Lodging Corporation, a Maryland corporation, and any successor.

          "Corporation Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

               (i) The payment by the Corporation of a dividend on the outstanding Corporation Shares that is payable in additional Corporation Shares;

               (ii) The subdivision of the outstanding Corporation Shares into a greater number of shares (whether by stock split or otherwise);

               (iii) The combination of the outstanding Corporation Shares into a smaller number of shares (whether by reverse stock split or otherwise); or

               (iv) The issuance of any shares of stock of the Corporation by reclassification of the Corporation Shares.

          "Corporation Common Distribution" shall mean any dividend or distribution paid or made by the Corporation (including, without limitation, any distribution of assets on any liquidation, dissolution or winding up of the Corporation) in respect of the Corporation Shares, other than a dividend or distribution that constitutes a Corporation Common Adjustment Event. In addition, a distribution to the holders of Corporation Shares of rights to subscribe for or purchase additional Corporation Shares under a shareholders protective rights plan or agreement shall not be deemed to constitute a Corporation Common Distribution to the extent that the Corporation makes provision so that such rights, to the extent still outstanding with respect to the outstanding Corporation Shares, shall be issued to the holders of any Corporation Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Corporation Shares) in an amount and manner and to the extent provided in such shareholders protective rights plans or agreements with respect to already outstanding Corporation Shares.

          "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation or any stock of the Corporation into which such common stock may hereafter be changed.

          "Cross-Over Date" shall mean the fifth anniversary of the Issue Date, subject to extension as described in paragraph (a) of Article 6.16.9 hereof.

          "Current Market Price" of publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any Trading Day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such shares or other securities are not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such shares or other securities on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or Chief Financial Officer of the Trust or the Board of Trustees.

          "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

          "Default Rate Dividends" shall have the meaning set forth in paragraph
     (d) of Article 6.16.3 hereof.

          "Dividend Correspondence Ratio" shall have the meaning set forth in paragraph (b)(i) of Article 6.16.3 hereof.

          "Issue Date" shall mean the first date on which any Class B EPS are issued by the Trust.

          "Junior Dividend" means a dividend payable in respect of any class or series of shares of beneficial interest in the Trust over which the Class B Preferred Dividends have preference or priority as to the payment of dividends, including, without limitation, any Trust Common Dividend, any Class B Participation Dividend and any Class A Preferred Dividend and any Class A Participation Dividend.

          "Junior Liquidating Distribution" shall mean any distribution of assets of the Trust in connection with a Liquidation Event to holders of any class or series of shares of beneficial interest in the Trust over which the Class B Liquidation Preference has preference or priority in the distribution of assets upon the occurrence of such Liquidation Event, including, without limitation, any such distribution of assets to holders of Trust Shares or in respect of the Class B Liquidation Participation Right, the Class A Liquidation Preference or the Class A Liquidation Participation Right.

          "Junior Shares" shall mean the Trust Shares and any other class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding over which the Class B Preferred Dividends have full preference or priority in the payment of dividends or over which the Class B Liquidation Preference has full preference or priority in the distribution of assets on the occurrence of any Liquidation Event. Without limiting the generality of the foregoing, for the purposes hereof the Class A EPS and the Trust Shares constitute Junior Shares.

          "LIBOR" as of any date shall mean the rate of interest per annum for United States dollar deposits in the amount of $100,000,000 with a one-month maturity which appears on "Telerate Page 3750" (as defined below) as of 11:00 a.m. (London time) on such date; provided that if such rate is no longer published, an interest rate per annum equal to the arithmetic mean (rounded if necessary to the nearest one-hundredth of one percent (0.01%)) of the interest rates per annum for United States dollar deposits in such amount and with such a maturity quoted on Reuters Screen Page "LIBO" (or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of displaying such information) as of 11:00 a.m. on such date (the rate determined as aforesaid being the "LIBO Screen Rate"). For such purposes, the term "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers'

     Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for United States dollar deposits). Any LIBOR rate determined on the basis of the rate displayed on Telerate Page 3750 or the LIBO Screen Rate determined in accordance with the foregoing provisions of this definition shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service or Reuters, as applicable, within one hour of the time when such rate is first displayed by such service. For the purposes of paragraph (d) of Article 6.16.3, the LIBOR rate shall be determined in accordance with the foregoing as of the date on which an Uncured Default arises and on the nearest corresponding day of each subsequent calendar month and shall apply for the approximate one-month period between the date of such determination and the next succeeding date of determination.

          "Liquidation Date" shall have the meaning set forth in paragraph (a) of Article 6.16.4 hereof.

          "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Trust's assets shall not be deemed to be a Liquidation Event.

          "Non-Electing Shares" shall have the meaning set forth in paragraph
     (f) of Article 6.16.5 hereof.

          "NYSE" shall mean the New York Stock Exchange.

          "Ownership Limit" shall have the meaning set forth in Section 6.12 of the Declaration.

          "Paired Shares" shall mean units consisting of one Trust Share paired with one Corporation Share (subject to adjustment as contemplated in paragraph (e) of Article 6.15.5 hereof) and represented by a single share certificate, as provided in the Pairing Agreement dated as of June 25, 1980, between the Trust and the Corporation, as amended from time to time.

          "Parity Liquidation Preference" shall mean the liquidation preference of any class or series of shares of beneficial interest in the Trust that ranks on a parity with the Class B Liquidation Preference. For such purposes: (i) the Base Preference Amount portion of the Class B Liquidation Preference will rank on a parity with the liquidation preferences of any class or series of Preferred Shares issued by the Trust (other than the Class A EPS to which said portion of the Class B Liquidation Preference will rank senior in liquidation preference), unless the articles supplementary creating such class or series provide that such class or series will rank junior to such portion of the Class B Liquidation Preference in the distribution of assets upon the occurrence of a Liquidation Event, and (ii) the Supplemental Preference Amount portion of the Class B Liquidation Preference will rank junior to the liquidation preferences of any class or series of Preferred Shares issued by the Trust (other than the Class

     A EPS), unless the articles supplementary creating such class or series provide that such class or series will rank junior to or on a parity with such portion of the Class B Liquidation Preference in the distribution of assets upon the occurrence of a Liquidation Event.

          "Parity Preferred Dividend" shall mean any dividend payable in respect of any class or series of shares of beneficial interest in the Trust that ranks on a parity in right of payment with the Class B Preferred Dividends, whether or not the dividend rate, dividend payment dates, liquidation preference or redemption price are different from those of the Class B EPS.

          "Person" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Shares" shall mean any class or series of shares of beneficial interest in the Trust now or hereafter issued and outstanding that have preference or priority over Trust Shares in the payment of dividends or in the distribution of assets on the occurrence of any Liquidation Event.

          "Redemption Price" shall have the meaning set forth in paragraph
     (b)(i) of Article 6.16.6 hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement entered into by the Trust, the Corporation and the other parties thereto pursuant to the Westin Transaction Agreement.

          "REIT Rules" shall mean the requirements (i) for the Trust to qualify as a real estate investment trust under the Code as set forth in Sections 856(a)(5) and 856(a)(6) of the Code and (ii) for the Corporation or any affiliate of the Corporation which is a tenant of the Trust to not be treated as a related party pursuant to Section 856(d)(2)(B) of the Code.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest in the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest in the Trust ranking on a parity with the Class B EPS as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Class B EPS shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or similar agent.

          "Stated Value" of each share of Class B EPS shall initially mean Thirty-Eight Dollars and Fifty Cents ($38.50) per share. Upon the occurrence of any share split, reverse share split or other subdivision or combination of the Class B EPS subsequent to the Issue Date, the Stated Amount shall be proportionately adjusted as determined in good faith by the Board of Trustees.

          "Supplemental Preference Amount" shall have the meaning set forth in paragraph (b) of Article 6.16.4 hereof.

          "Trading Day" with respect to publicly traded Paired Shares or any other shares of beneficial interest or other securities of the Trust or any other issuer shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such securities are not quoted on such NASDAQ National Market, in the applicable securities market in which such securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (f) of
     Article 6.16.5 hereof.

          "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class B EPS and the Class A EPS.

          "Trust" shall mean Starwood Lodging Trust, a Maryland real estate investment trust, and any successor.

          "Trust Common Adjustment Event" shall mean any of the following events that occurs after the Issue Date:

               (i) The payment by the Trust of a dividend on the outstanding Trust Shares that is payable in additional Trust Shares;

               (ii) The subdivision of the outstanding Trust Shares into a greater number of shares (whether by share split or otherwise);

               (iii) The combination of the outstanding Trust Shares into a smaller number of shares (whether by reverse share split or otherwise); or

               (iv) The issuance of any shares of beneficial interest in the Trust by reclassification of the Trust Shares.

          "Trust Common Dividend" shall mean any dividend or distribution paid or made by the Trust pro rata on the outstanding Trust Shares other than
     (i) a distribution of assets of the Trust upon the occurrence of a Trust Liquidation Event or (ii) a dividend or distribution that constitutes a Trust Common Adjustment Event. In addition, a distribution to the holders of shares of beneficial interest in the Trust of rights to subscribe for or purchase additional Trust Shares under a shareholders protective rights plan or agreement or any similar plan or agreement shall not be deemed to constitute a Trust Common Dividend to the extent that the Trust makes provision so that such rights, to the extent still outstanding with respect to the outstanding Trust Shares, shall be issued to the holders of any Trust Shares issued upon exercise of the Class A Exchange Right (and, to the extent applicable, shall attach to such Trust Shares) in an amount and manner and to the extent provided in such plans or agreements with respect to already outstanding Trust Shares.

          "Trust Conversion Notice" shall have the meaning set forth in paragraph (c)(ii) of Article 6.16.5 hereof.

          "Trust Conversion Right" shall have the meaning set forth in paragraph
     (c)(i) of Article 6.16.5 hereof.

          "Trust Redemption Date" shall have the meaning set forth in paragraph
     (b)(ii) of Article 6.16.6 hereof.

          "Trust Redemption Notice" shall have the meaning set forth in paragraph (b)(ii) of Article 6.16.6 hereof.

          "Trust Redemption Right" shall have the meaning set forth in paragraph
     (a) of Article 6.16.6 hereof.

          "Trust Shares" shall mean the common shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.

          "Uncured Default" shall have the meaning set forth in paragraph (a) of
     Article 6.16.9 hereof.

          "Westin Transaction Agreement" shall mean the Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., the Trust, SLT Realty Limited Partnership, the Corporation and SLC Operating Limited Partnership, as such agreement may be amended from time to time.

          6.16.3. DIVIDENDS.

          (a) In General. The holders of Class B EPS will be entitled (i) to receive a preferred dividend payable as described in paragraph (b) below (a "Class B Preferred Dividend"), when, as and if declared by the Board of Trustees out of assets of the Trust legally available for that purpose, based


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



on the payment of any Corporation Common Distribution and (ii) to participate on the basis described in paragraph (c) below in any Trust Common Dividend, when, as and if declared by the Board of Trustees out of assets of the Trust available for that purpose (a "Class B Participation Dividend"). In certain circumstances, the holders of Class B EPS will also be entitled to receive a Default Rate Dividend, as provided in paragraph (d) below.

          (b)  Class B Preferred Dividend.

                     (i) Upon the payment by the Corporation of any Corporation Common Distribution prior to the occurrence of a Liquidation Event, the right to receive a Class B Preferred Dividend will automatically accrue with respect to each share of Class B EPS as of the payment date for such Corporation Common Distribution in an amount equal to the value of the Corporation Common Distribution paid on each Corporation Share multiplied by the applicable Dividend Correspondence Ratio described below. To the extent that any Corporation Common Distribution consists of securities or other property (other than cash), the Trust will have the option of paying the corresponding Class B Preferred Dividend either (A) in the same form as such Corporation Common Distribution (i.e., by delivery of the same type of securities or other property as distributed in the Corporation Common Distribution), (B) in cash in an amount equal to the fair market value of such securities or other property as determined in good faith by the Board of Trustees subject to the rights of the holders of the Class B EPS to request a valuation from a nationally recognized investment banking firm as provided in paragraph (h)(v) of Article 6.16.5 hereof or (C) a combination thereof. Each Class B Preferred Dividend will be cumulative from the payment date for the related Corporation Common Distribution and will be payable to holders of record of Class B EPS on such record date as shall be fixed by the Board of Trustees, which record date shall be the same as the record date for the corresponding Class A Preferred Dividend based on such Corporation Common Distribution and not earlier than the record date for such Corporation Common Distribution. The Board of Trustees may, at any time between the declaration of a Corporation Common Distribution and the related payment date, declare a corresponding Class B Preferred Dividend conditioned on the actual payment of such Corporation Common Distribution (any such Class B Preferred Dividend being sometimes referred to herein as a "Conditionally Declared Class B Dividend" until such time as the corresponding Corporation Common Distribution is paid, at which time it will no longer be deemed to be a Conditionally Declared Class B Dividend but will instead be deemed to be an accrued Class A Preferred Dividend). The "Dividend Correspondence Ratio" for the purposes of determining the amount of any Class B Preferred Dividend accrual shall mean the number of Class B Underlying Corporation Shares for which each share of Class B EPS is indirectly exchangeable as of the record date for the related Corporation Common Distribution upon exercise of the Class B Exchange Right, as such number shall be proportionately adjusted to reflect any share dividend, share split, reverse share split or other combination or subdivision of the Class B EPS or the Class A EPS that becomes effective between (or, if the record date for such event is different from the effective date therefor, that has a record date that falls between) (A) the record date for the Corporation Common Distribution and (B) the date of payment of such Corporation Common Distribution or, if earlier, the record date for such Class B Preferred Dividend.

                     (ii) So long as any shares of Class B EPS are outstanding: (A) no Junior Dividend may be declared or paid or set apart for payment unless all accrued Class B Preferred


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



Dividends and Conditionally Declared Class B Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, (B) no Parity Preferred Dividend shall be declared or paid or set aside for payment unless a ratable portion of all accrued but unpaid Class B Preferred Dividends and Conditionally Declared Class B Dividends has been or is concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment (with such ratable portion being based on the portion of the accrued but unpaid Parity Preferred Dividends being paid) and (C) no Junior Shares may be redeemed, purchased or otherwise acquired by the Trust (other than a redemption, purchase or other acquisition of Trust Shares made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Trust or any subsidiary or upon any exchange or redemption of other securities at the option of the holders thereof, or as required or permitted under Article VI of the Declaration) for consideration (or any moneys paid or made available for a sinking fund for the redemption of any Junior Shares), directly or indirectly (except for conversion into or exchange for Junior Shares) unless all accrued Class B Preferred Dividends and Conditionally Declared Class B Dividends have been or are concurrently declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment.

          (c) Class B Participation Dividend. No Trust Common Dividend may be declared in respect of the Trust Shares unless the Board of Trustees concurrently declares a Class B Participation Dividend entitling each share of Class B EPS to receive an amount equal to the amount of the Trust Common Dividend declared on each Trust Share multiplied by the number of Class B Underlying Trust Shares for which each share of Class B EPS is indirectly exchangeable upon exercise of the Class B Conversion Right as of the record date for such Trust Common Dividend. Such Class B Participation Dividend shall be payable on the same date on which the corresponding Trust Common Dividend is payable, shall be payable in the same form as the corresponding Trust Common Dividend and shall be paid to holders of record of the Class B EPS on the same record date as is fixed by the Board of Trustees for the payment of such Trust Common Dividend.

          (d) Default Rate Dividends. Notwithstanding the foregoing provisions of this Article 6.16.3 but subject to paragraph (b) of Article 6.16.9, upon the occurrence and during the continuation of any Uncured Default, dividends ("Default Rate Dividends") shall accrue with respect to the outstanding shares of Class B EPS in an amount equal to the product of (i) the Stated Value of each such share multiplied by (ii) an interest rate per annum equal to LIBOR plus four percent (4%). Any such Default Rate Dividends shall be cumulative, shall be deemed to constitute Class B Preferred Dividends for the purposes hereof and shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year, when, as and if declared by the Board of Trustees out of assets of the trust legally available for that purpose; provided that, if, at any time when there are accrued but unpaid Default Rate Dividends on the Class B EPS, a Class B Preferred Dividend or Class B Participation Dividend accrues pursuant to paragraph (b) or (c) of this Article 6.16.3 in an amount per share that exceeds the amount of such accrued but unpaid Default Rate Dividends per share, the holders of shares of Class B EPS shall be entitled to receive such Class B Preferred Dividend or Class B Participation Dividend in accordance with the provisions of such paragraphs (b) and (c) and the Default Rate Dividends accrued through the date of accrual of such Class B Preferred Dividend or Class B Participation Dividend shall be reduced to zero (although additional Default Rate Dividends shall again commence to accrue immediately following such date of accrual to the extent that the Uncured Default continues unremedied).

          6.16.4.  LIQUIDATION RIGHTS.

          (a) In General. Upon the occurrence of any Liquidation Event, the holders of Class B EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to the making of any Junior Liquidating Distribution, a liquidating distribution in an amount equal to the Class B Liquidation Preference described in paragraph (b) below determined as of the effective date of such Liquidation Event or, if no effective date is provided, as of the record date of the first liquidating distribution relating to such Liquidation Event (in either such case, the "Liquidation Date") and (ii) to participate on the basis described in paragraph (c) below in any liquidating distribution to holders of Trust Shares (the "Class B Liquidation Participation Right"). In determining whether a distribution (other than upon the occurrence of a Liquidation Event), by dividend, redemption or other acquisition of shares of beneficial interest in the Trust or otherwise, is permitted under Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Class A EPS whose preferential rights upon dissolution are senior to those receiving the distribution shall not be added to the Trust's total liabilities.

          (b) Class B Liquidation Preference. The "Class B Liquidation Preference" of a share of Class B EPS as of the applicable Liquidation Date shall mean the sum of (A) the Base Preference Amount as of such date and (B) the amount of any accrued but unpaid dividends in respect of each share of Class B EPS as of such date (other than any such accrued but unpaid Class B Preferred Dividends that have been declared with a record date prior to such Liquidation Date, which the Trust shall separately be obligated to pay to the holders of record of the Class B EPS as of such record date)(the "Supplemental Preference Amount"). Until each holder of shares of Class B EPS has received distributions equal to the Class B Liquidation Preference, no Junior Liquidating Distributions may be paid to holders of any other class or series of shares of beneficial interest in the Trust. Subject to the rights of the holders of shares of beneficial interest in the Trust with liquidation preferences ranking prior to or on a parity with the Class B Liquidation Preference, after payment shall have been made in full of the Class B Liquidation Preference as provided in this paragraph (b), Junior Liquidating Distributions may be paid to the holders of any shares of beneficial interest entitled to receive such distributions and the holders of the Class B EPS shall not be entitled to share therein except as provided in paragraph (c) of this Article 6.16.4. In the event that the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust in connection with any Liquidation Event are insufficient to pay the Class B Liquidation Preference on all outstanding Class B EPS and any Parity Liquidation Preferences in respect of any other classes or series of shares of beneficial interest in the Trust, then the holders of the Class B EPS and such other classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the Class B Liquidation Preference and the Parity Liquidation Preferences to which they would otherwise be respectively entitled.

          (c) Class B Liquidation Participation Rights. In addition to being entitled to receive the Class B Liquidation Preference, upon the occurrence of any Liquidation Event the holders of


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


Class B EPS shall be entitled to participate, pursuant to the Class B Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS shall be deemed to represent a number of Trust Shares equal to the number of Class B Underlying Trust Shares for which each share of Class B EPS can be indirectly exchanged as of the record date for such distribution.

          6.16.5.  CONVERSION RIGHTS.

          (a) In General. Shares of Class B EPS shall be convertible into shares of Class A EPS (A) at the option of the holder upon exercise of the Class B Conversion Right at any time after the first anniversary of the Issue Date and on or prior to the first anniversary of the Cross-Over Date, to the extent provided in paragraph (b) of this Article 6.16.5, or (B) at the option of the Trust upon exercise of the Trust Conversion Right at any time after the Cross-Over Date, to the extent provided in paragraph (c) of this Article 6.16.5. In addition, as more specifically provided in Article 6.16.7 hereof, upon receipt of a Class B Conversion/Redemption Notice from any holder of shares of Class B EPS at any time after the first anniversary of the Cross-Over Date, the Trust will be required to elect to either exercise the Trust Conversion Right or the Trust Redemption Right with respect to the shares specified in such Class B Conversion/Redemption Notice.

          (b)  Class B Conversion Right.

               (i) A holder of shares of Class B EPS shall have the right, exercisable in the manner described in paragraph (b)(ii) below, at such holder's option at any time after the first anniversary of the Issue Date and on or prior to the first anniversary of the Cross-Over Date, to convert such shares in whole or in part into fully paid and non-assessable shares of Class A EPS based on the applicable Conversion Ratio described in paragraph (e) of this Article 6.16.5 (the "Class B Conversion Right"); provided, however, that the Class B Conversion Right may not be exercised (A) with respect to any shares of Class B EPS that are already subject to a Trust Conversion Notice, (B) with respect to any shares of Class B EPS that are already subject to a Class B Redemption Notice or a Class B Conversion/Redemption Notice or (C) after the applicable Redemption Date if the Trust has already given a Trust Redemption Notice with respect to the applicable shares of Class B EPS, unless, in the case of either (B) or (C), the Trust shall default in its obligations hereunder arising as a result of such notice and such default shall not have been cured within ten (10) days thereafter.

          (ii) A holder of shares of Class B EPS desiring to exercise the Class B Conversion Right with respect to such shares shall surrender the certificate or certificates evidencing such shares, duly endorsed or assigned to the Trust or in blank, to the Transfer Agent together with a duly completed and executed conversion notice (a "Class B Conversion Notice") in such form as the Trust shall prescribe from time to time and such related certifications as the Trust may reasonably prescribe from time to time. Such form of Class B Conversion Notice will also permit the holder of the Class B EPS being converted to concurrently elect to exercise the Class A Exchange Right with respect to the Class A EPS Shares to be issued pursuant to the exercise of the Class B Conversion Right. Unless any shares of Class A EPS to be issued upon conversion of such shares of Class B EPS are to be issued in the same name as the name in which such shares of Class B EPS are registered, each share certificate surrendered shall be accompanied by instruments of transfer, in form reasonably


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



satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any applicable transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

          (iii) As promptly as practicable after receipt by the Transfer Agent of a Class B Conversion Notice and the certificates and other documents described above, the Trust shall issue and deliver at the office of the Transfer Agent to the holder of the shares of Class B EPS being converted, or on his or her written order, a certificate or certificates for the full number of shares of Class A EPS issuable upon such conversion in accordance with the provisions of this Article 6.16.5, and any fractional interest in respect of a share of Class A EPS resulting from such conversion shall be settled as provided in paragraph (d) of this Article 6.16.5; provided, however, that to the extent that the holder of shares of Class B EPS with respect to which the Class B Conversion Right has been exercised has simultaneously exercised the Class A Exchange Right with respect to the shares of Class A EPS issuable upon such conversion, no such certificate or certificates shall be issued with respect to such shares of Class A EPS (and there shall be no settlement of any such fractional interests), but such Class A Exchange Right shall be deemed to have been exercised with respect to such shares of Class A EPS (including any such fractional interests) as of the date of receipt of the Class B Conversion Notice and the certificates and other documents described above, and the rights and obligations of the Trust and such holder arising therefrom shall be governed by Article 6.15.5 hereof. If less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered to the Trust are to be converted pursuant to an exercise of the Class B Conversion Right, the Trust shall also deliver to the holder a new certificate or certificates evidencing the excess shares not being converted.

          (iv) The conversion resulting from any exercise of the Class B Conversion Right shall be deemed to have been effected immediately prior to the close of business on the date of receipt by the Transfer Agent of the Class B Conversion Notice and the certificates and other documents described above, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A EPS shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A EPS represented thereby at such time on such date, unless the sharetransfer books of the Trust for the Class A EPS shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such sharetransfer books are open.

          (c) Trust Conversion Right.

                 (i) Shares of Class B EPS will also be convertible at any time after the first anniversary of the Cross-Over Date in whole or in part at the option of the Trust into fully paid and non-assessable shares of Class A EPS based on the applicable Conversion Ratio described below (the "Trust Conversion Right"); provided, however, that the Trust Conversion Right may not be exercised with respect to any shares of Class B EPS with respect to which (A) the holder has already given a Class B Redemption Notice or a Class B Conversion Notice or
(B) the Trust has already given a Trust Redemption Notice.

                 (ii) The Trust Conversion Right may be exercised by the Trust giving written notice of such exercise to the holders of the shares of the Class B EPS with respect to which the Trust desires to exercise such right (a "Trust Conversion Notice").

                 (iii) The shares of Class B EPS of a holder specified in such Trust Conversion Notice shall be deemed to have been converted as of the date of the applicable Trust Conversion Notice into the full number of shares of Class A EPS issuable upon such conversion in accordance with the provisions of this Article 6.16.5, and any fractional interest in respect of a share of Class A EPS resulting from such conversion shall be settled as provided in paragraph
(d) of this Article 6.16.5. The conversion provided for in this paragraph (c) shall be automatic without the requirement of any action on the part of the affected holders of shares of Class B EPS and whether or not the certificates evidencing such shares of Class B EPS are surrendered to the Trust or the Transfer Agent; provided that the Trust shall not be obligated to issue to any such holders certificates evidencing the shares of Class A EPS into which such Class B EPS shares have been converted until certificates evidencing the shares of Class B EPS held by such holder have been delivered to the Trust or the Transfer Agent. If less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered to the Trust in connection with an exercise of the Trust Conversion Right have been converted pursuant to such exercise, the Trust shall also deliver to the holder a new certificate or certificates evidencing the excess shares not being converted.

          (d) Fractional Interests. No fractional shares or scrip evidencing fractions of shares of Class A EPS shall be issued upon exercise of the Class B Conversion Right or the Trust Conversion Right. Instead of any fractional interest in a share of Class A EPS that would otherwise be deliverable upon the conversion of shares of Class B EPS, the Trust shall pay to the holder of such shares of Class B EPS an amount in cash equal to the product of (A) such fraction, (B) the then current Exchange Ratio of Class A EPS for Paired Shares, as determined pursuant to the provisions of paragraph (d) of Article 6.15.5 hereof, and (C) the Current Market Price of the Paired Shares as of the Trading Day immediately preceding the date on which the applicable Class B Conversion Notice or Trust Conversion Notice (as applicable) and all related certificates and other documents were received by the Transfer Agent.

          (e) Conversion Ratio and Adjustments.

                 (i) Initially, one share of Class A EPS will be issuable upon conversion of each share of Class B EPS pursuant to an exercise of the Class B Conversion Right or the Trust


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



Conversion Right (the "Conversion Ratio"), which Conversion Ratio will be subject to adjustment from the Issue Date through the Cross-Over Date. After such date, the Conversion Ratio will be equal to the Class B Liquidation Preference (determined without taking into consideration any accrued but unpaid dividends other than Default Rate Dividends) as of the date of exercise of the Class B Conversion Right or the Trust Conversion Right, as applicable, divided by the product of (A) the number of Class A Underlying Paired Shares (including fractional interests) for which each share of Class A EPS is exchangeable as of such date pursuant to Article 6.15.5 hereof multiplied by (B) the Current Market Price of the Paired Shares as of such date. All calculations of the Conversion Ratio under this paragraph (e) shall be made to the nearest one-tenth of a share (with .05 of a share being rounded upward).

                 (ii) If, at any time between the Issue Date and the Cross-Over Date, a Class A EPS Adjustment Event shall occur, the Conversion Ratio in effect as of the close of business on the record date for such Class A EPS Adjustment Event or, if no such record date applies, the effective date of such Class A EPS Adjustment Event shall be adjusted so that in connection with any exercise of the Class B Conversion Right or the Trust Conversion Right the shares of Class B EPS subject to such exercise will be converted into the number of shares of Class A EPS that such holder would have owned or been entitled to receive after the happening of such Class A EPS Adjustment Event if such Class B Conversion Right or Trust Conversion Right had been exercised immediately prior to such record date or effective date. An adjustment pursuant to this subparagraph (ii) shall become effective (subject to subparagraph (iv) below) immediately upon the opening of business on the Business Day next following the record date for the applicable Class A EPS Adjustment Event or, if no such record date applies, the Business Day next following the effective date of such Class A EPS Adjustment Event.

                 (iii) No adjustment in the Conversion Ratio shall be required pursuant to subparagraph (ii) above unless such adjustment would require a cumulative increase or decrease of at least one percent (1%) in such ratio; provided, however, that any adjustments that by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made.

                 (iv) In any case in which subparagraph (ii) above provides that an adjustment to the Conversion Ratio shall become effective immediately following the record date for a Class A EPS Adjustment Event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any shares of Class B EPS converted after such record date but before the occurrence of such event the additional shares of Class A EPS issuable pursuant to such conversion by reason of the adjustment required pursuant to subparagraph (ii) in respect of such Class A EPS Adjustment Event and (B) paying to such holder any amount of cash in lieu of any fractional interest in shares of Class EPS pursuant to paragraph (d) of this Article 6.16.5.

                 (v) If at the time of any exercise of the Class B Conversion Right on or prior to the Cross-Over Date there are any accrued but unpaid Default Rate Dividends with respect to the shares of Class B EPS being converted, the Conversion Ratio shall be adjusted so that the number of shares of Class A EPS issuable upon such exercise is increased by a number of shares (the "Class B Dividend Replacement Shares", which term shall also be deemed to refer to any shares of Class A


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



EPS issued upon exercise of the Class B Conversion Right in respect of accrued but unpaid Default Rate Dividends pursuant to subparagraph (ii) above) equal to
(A) the amount of the accrued but unpaid Default Rate Dividends with respect to the shares of Class B EPS being exchanged divided by (B) the product of (1) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right multiplied by (2) the Current Market Price of the Paired Shares during the five (5) Trading Days immediately preceding the date of delivery of the applicable Class B Conversion Notice or Trust Conversion Notice and all related certificates and other documents.

          (f) Effect of Mergers and Certain Other Transactions. If, at any time after the Issue Date, the Trust shall become a party to any transaction, including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all outstanding Trust Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Class A EPS (but excluding any event constituting a Class A EPS Adjustment Event)(each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which the outstanding shares of Class A EPS shall be converted into or exchanged for the right to receive stock, securities or other property (including cash or any combination thereof), effective as of the effective date of such Transaction, each share of Class A EPS issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right with respect to any shares of Class B EPS that are not converted into or exchanged for the right to receive stock, securities or other property in connection with such Transaction shall thereafter be deemed to consist of the kind and amount of shares of stock and other securities and property (including cash or any combination thereof) that would have been held or receivable upon the consummation of such Transaction by a holder of a number of shares of Class A EPS equal to the number of Class B Underlying Class A EPS Shares into which each share of Class B EPS would have been convertible immediately prior to such Transaction, assuming such holder of shares of Class A EPS (A) is not a Person with which the Trust consolidated or into which the Trust was merged or which merged into the Trust or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Class A EPS held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non- Electing Share"), then for the purposes of this subparagraph (ii) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non- Electing Shares). The provisions of this paragraph (f) shall similarly apply to successive Transactions.

          (g) Notice of Adjustment. Whenever the Conversion Ratio or the nature and amount of the securities and other property issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right is adjusted as provided in paragraph (e) or (f) above, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Ratio after such adjustment and, in the case of an adjustment pursuant to paragraph (f), describing the kind and amount of stock, securities and other property (including cash) thereafter issuable upon such exercise. Such certificate shall also set forth a brief statement of the facts requiring such adjustment and shall


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



be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment setting forth the adjusted Conversion Ratio, the effective date of such adjustment and, in the case of an adjustment pursuant to paragraph (f), a description of the kind and amount of stock, securities and other property (including cash) thereafter issuable upon exercise of the Class B Conversion Right or the Trust Conversion Right, and shall mail such notice of such adjustment to the holder of each share of Class B EPS at such holder's last address as shown on the sharerecords of the Trust.

          (h) Miscellaneous Provisions.

                 (i) There shall be no adjustment of the Conversion Ratio in case of the issuance of any shares of beneficial interest in the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Article 6.16.5.

                 (ii) If the Trust shall take any action affecting the Trust Shares or the Corporation shall take any action affecting the Corporation Shares, other than an action described in this Article 6.16.5, that in the opinion of the Board of Trustees would materially and adversely affect the conversion rights of the holders of the Class B EPS provided for in this Article 6.16.5, the Conversion Ratio may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

                 (iii) The Trust covenants that any shares of Class A EPS issued upon exercise of the Class B Conversion Right or the Trust Conversion Right will be validly issued, fully paid and non-assessable. The Trust shall reserve and shall at all times have reserved out of its authorized but unissued Class A EPS sufficient Class A EPS to permit the exercise of the Class B Conversion Right. The Trust shall also comply with its obligations under paragraph (g)(iii) of Article 6.15.5 hereof as if such shares of Class A EPS issuable upon exercise of the Class B Conversion Right were issued and outstanding. The Trust shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A EPS or other securities or property upon exercise of the Class B Conversion Right or the Trust Conversion Right; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of Class A EPS or other securities or property in a name other than that of the holder of the shares of Class B EPS being converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                 (iv) Except as provided in paragraph (g)(v) below, any determination required or permitted to be made by the Board of Trustees by these Articles Supplementary shall be final, conclusive and binding on the holders of Class B EPS.

                 (v) In the event that the Trust elects to pay in cash a Class B Preferred Dividend corresponding to a Corporation Common Distribution in the form of securities or other property and in connection therewith the Board of Trustees makes a determination of the fair market


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



value of such securities or other property, the Trust shall deliver to each affected holder of Class B EPS a written notice setting forth the valuation determined by the Board of Trustees. At any time within ten (10) Business Days after receipt of such notice, any affected holder of Class B EPS may request in writing that the Trust obtain a written valuation of such securities or other property from an investment banking firm. Promptly after receipt of any such request, the Trust shall select a nationally recognized investment banking firm to perform such valuation and shall provide such investment banking firm with such relevant information as the Trust may have in relation thereto. Such investment banking firm shall be instructed to prepare a written valuation report within thirty (30) days after its appointment, and upon receipt of such valuation report, the Trust shall mail a copy to each affected holder of Class B EPS. If the valuation as determined by such investment banking firm is greater than the valuation as determined by the Board of Trustees, the Trust shall promptly pay the amount of such difference to each affected holder of Class B EPS. If, however, the valuation as determined by such investment banking firm is less than the valuation determined by the Board of Trustees, the Trust may at its option require each affected holder of Class B EPS to repay the amount of such difference to the Trust, which amount shall be so repaid by each such holder promptly after receipt of the Trust's request. The fees and expenses of such investment banking firm shall be paid by the Trust.

                  6.16.6.  REDEMPTION RIGHTS.

                  (a) In General. Shares of Class B EPS will be redeemable at the option of the Trust at any time after the Cross-Over Date in accordance with the provisions of paragraph (b) of this Article 6.16.6 (the "Trust Redemption Right") and will be redeemable at the option of the holders at any time during the period commencing on the Cross-Over Date and ending on the first anniversary of the Cross-Over Date in accordance with the provisions of paragraph (c) of this Article 6.16.6 (the "Class B Redemption Right"). Prior to the Cross-Over Date, shares of Class B EPS will not be redeemable at the option of either the Trust or the holder. In addition, as more specifically provided in Article
6.16.7 hereof, upon receipt of a Class B Conversion/Redemption Notice from any holder of shares of Class B EPS at any time after the first anniversary of the Cross-Over Date, the Trust will be required to elect to either exercise the Trust Conversion Right or the Trust Redemption Right with respect to the shares specified in such Class B Conversion/Redemption Notice.

          (b) Redemption at the Option of the Trust.

                 (i)    Pursuant to the Trust Redemption Right, shares of
Class B EPS may be redeemed in cash in whole or in part at the option of the Trust at any time and from time to time (in the case of partial redemptions) after the Cross-Over Date at a redemption price (the "Redemption Price") equal to the Class B Liquidation Preference of such shares as of the applicable Trust Redemption Date; provided, however, that the Trust Redemption Right may not be exercised with respect to any shares of Class B EPS that are already subject to
(A) a Trust Conversion Notice or (B) a Class B Conversion Notice or a Class B Redemption Notice. Such redemption shall be deemed to have been made as of the close of business on the applicable Trust Redemption Date, and after such Trust Redemption Date, provided that the Trust Redemption Price has been duly paid or set apart for payment, dividends shall cease to accrue on the shares of Class B EPS called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as


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



shareholders of the Trust shall cease, except the right to receive the Redemption Price, without interest thereon, upon surrender of the certificates evidencing such shares.

                 (ii)   Notice of any exercise of the Trust Redemption Right
(a "Trust Redemption Notice") shall be given to the holders of the shares of Class B EPS to be redeemed not less than ten (10) nor more than sixty (60) days prior to the date fixed for redemption (the "Trust Redemption Date"). Each Trust Redemption Notice shall be given by first class mail to each holder of shares to be redeemed at such holder's address as shown on the sharebooks of the Trust and shall specify (A) the Trust Redemption Date, (B) the number of shares of Class B EPS to be redeemed from such holder, (C) the Trust Redemption Price, (D) the place or places where certificates for the shares of Class B EPS to be redeemed are to be surrendered for payment of the Trust Redemption Price, (E) that dividends will cease to accrue on the shares of Class B EPS to be redeemed on the Redemption Date and (F) that the ability of the holders to exercise the Class B Conversion Right with respect to the shares to be redeemed will terminate on the Trust Redemption Date. If less than all outstanding shares of Class B EPS are to be redeemed upon exercise of the Trust Redemption Right, the shares to be redeemed shall be selected in such manner as the Trust deems appropriate.

                 (iii) Upon receipt of a Trust Redemption Notice, each holder of shares of Class B EPS being redeemed shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, the Trust shall pay the applicable Redemption Price to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be redeemed, the Trust shall deliver to such holder a certificate or certificates evidencing the excess shares not being redeemed. The Redemption Price shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Trust Redemption Date, if one has been so designated.

          (c) Redemption at the Option of the Holders.

                 (i) Under the Class B Redemption Right, to the extent permitted under applicable law, each holder of shares of Class B EPS shall have the right, at his or her option, to require the Trust at any time or from time to time (in the case of partial redemptions) after the Cross- Over Date and on or prior to the first anniversary of the Cross-Over Date to redeem some or all of such shares in cash at the Redemption Price (determined as of the Class B Redemption Date); provided, however, that the Class B Redemption Right may not be exercised with respect to any shares of Class B EPS that are already subject to (A) a Trust Conversion Notice or a Trust Redemption Notice or (B) a Class B Conversion Notice. Such redemption shall be deemed to have been made as of the close of business on the applicable Class B Redemption Date, and after such Class B Redemption Date, provided that the Redemption Price has been duly paid or set apart for payment, dividends shall cease to accrue on the shares of Class B EPS surrendered for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Trust shall cease, except the right to receive the Redemption Price, without interest thereon.



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



                 (ii) A holder of shares of Class B EPS may exercise the Class B Redemption Right with respect to some or all of such shares by surrendering a certificate or certificates evidencing the shares to be redeemed, duly endorsed or assigned to the Trust in blank, to the Transfer Agent accompanied by a written notice (a "Class B Redemption Notice") in such form as the Trust shall prescribe from time to time specifying the number of shares (which shall be a whole number) to be redeemed in accordance with the provisions of this paragraph (c). As soon as practicable, and in any event within five (5) Business Days, after receipt of a Class B Redemption Notice and the related certificates (the date of such receipt being sometimes referred to herein as the "Class B Redemption Date"), to the extent permitted under applicable law, the Trust shall pay the Redemption Price to the holder and, if less than the full number of shares of Class B EPS represented by the certificate or certificates surrendered together with such Class B Redemption Notice are to be redeemed, the Trust shall deliver to such holder a certificate or certificates evidencing the excess shares not being redeemed. The Redemption Price shall be payable at the election of the Trust by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Class B Redemption Date, if one has been so designated.

          6.16.7.  CLASS B CONVERSION/REDEMPTION ELECTION RIGHT.

          In addition to the Class B Conversion Right and the Class B
Redemption Right, at any time after the first anniversary of the Cross-Over Date, each holder of shares of Class B EPS will have the right (the "Class B Conversion/Redemption Election Right"), upon written notice to the Trust in such form as the Trust shall prescribe from time to time (a "Class B Conversion/Redemption Notice"), to require that the Trust elect either to exercise the Trust Conversion Right or the Trust Redemption Right described below with respect to the shares of Class B EPS held by such holder and designated in the Class B Conversion/Redemption Notice; provided, however, that the Class B Conversion Right may not be exercised with respect to any shares of Class B EPS (A) with respect to which the holder has already given a Class B Redemption Notice or (B) after the applicable Redemption Date if the Trust has already given a Trust Redemption Notice with respect to such shares unless, in either such case, the Trust shall default in the payment of the applicable Redemption Price required to be paid pursuant to Article 6.16.6 above. Within five (5) Business Days after receipt of any such Class B Conversion/Redemption Notice, the Trust shall either give the relevant holder a Trust Conversion Notice or a Trust Redemption Notice with respect to the shares of Class B EPS specified in such Class B Conversion/Redemption Notice.

          6.16.8.  REACQUIRED SHARES TO BE RETIRED.

          All shares of Class B EPS which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

          6.16.9.  DEFAULT RIGHTS.

          (a) Consequences of Uncured Default. Subject to paragraph (b) of this
Article 6.16.9, in the event that the Trust at any time defaults in its obligations with respect to any exercise of the Class B Redemption Right, the Class B Conversion Right or the Class B Conversion/Redemption


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



Election Right, and such default shall continue for a period of thirty (30) days from the date that performance of such obligations was due (an "Uncured Default"), then: (i) the holders of the outstanding shares of Class B EPS will have the rights with respect to the election of two additional members of the Board of Trustees described in paragraph (c) of Article 6.16.10 hereof, (ii) the dividend rate on the Class B EPS will be increased as provided in paragraph (d) of Article 6.16.3 hereof, (iii) the Registration Rights Agreement will be amended to provide the holders of Class B EPS with registration rights thereunder and (iv) the Cross-Over Date (if not already past) will be extended by a number of days equal to the number of days that an Uncured Default continues unremedied. Any Uncured Default may be waived at any time by the holders of shares of Class B EPS constituting a majority of all shares of Class B EPS then outstanding.

          6.16.10.  VOTING.

          (a) General Voting Rights. The holders of shares of Class B EPS shall be entitled to vote upon all matters upon which holders of Trust Shares have the right to vote, and shall be entitled to the number of votes equal to the largest whole number of Class B Underlying Trust Shares for which such shares of Class B EPS could be indirectly exchanged (assuming the exercise of the Class B Conversion Right and the concurrent exercise of the Class A Exchange Right with respect to the shares of Class A EPS issuable upon exercise of such Class B Conversion Right) as of the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, as of the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of beneficial interest in the Trust having general voting powers and not separately as a class.

          (b) Special Voting Rights. So long as any shares of Class B EPS are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration or these Articles Supplementary, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding shares of Class B EPS, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Class B EPS disproportionately (based on the number of Underlying Class B Trust Shares at the time) to the effect of such amendment, alteration or repeal on the holders of the Trust Shares; provided, however, that (i) any amendment of the provisions of the Declaration so as to authorize or create, or to increase the authorized amount of, any class or series of shares of beneficial interest in the Trust, whether ranking prior to, on a parity with or junior to the Class B EPS shall not be deemed to materially and adversely affect the voting powers, rights or preferences of the holders of Class B EPS and (ii) no filing with the State Department of Assessments and Taxation of Maryland by the Trust in connection with a merger, consolidation or sale of all or substantially all of the assets of the Trust shall be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration or these Articles Supplementary unless such filing expressly purports to amend, alter or repeal one or more of such provisions. For the purposes of this paragraph (b), each share of Class B EPS will have one vote per share.

          (c)  Default Voting Rights.


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



                 (i) Upon the occurrence of any Uncured Default, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of the outstanding shares of Class B EPS shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders, or at a special meeting of the holders of Class B EPS then outstanding called as provided in subparagraph (ii) below. If such Uncured Default shall at any time cease to be continuing or shall be waived, then the right of the holders of the Class B EPS to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights upon the occurrence of any subsequent Uncured Default) and the terms of office of all persons elected as trustees by such holders shall forthwith terminate and the number of trustees constituting the Board of Trustees shall be reduced accordingly. For the purposes of this paragraph (c), each share of Class B EPS will have one vote per share.

                 (ii) At any time after the voting power described in subparagraph (i) above shall have been vested in the holders of shares of Class B EPS, the Secretary of the Trust may, and upon the written request of any holder of Class B EPS (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Class B EPS for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of such request, then any holder of shares of Class B EPS may call such meeting, upon the notice above provided and for that purpose shall have access to the sharebooks of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Class B EPS, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Class B EPS or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders if such office shall not have previously terminated as provided above.

          6.16.11.  RECORD HOLDERS.

          The Trust and the Transfer Agent may deem and treat the record holder of any Class B EPS as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

          6.16.11.  RESTRICTIONS ON OWNERSHIP AND TRANSFER.

          The Class B EPS constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class B EPS of any other term or provision of the Declaration. No restrictions on the transferability of shares of Class A EPS shall be enforced by the Trust to the extent that such


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



restrictions would otherwise cause the Trust to fail to meet the requirements of
Section 856(a)(2) of the Code.

     6.17 Redemption. In the event that the Corporation shall redeem any shares of its stock pursuant to Article FIFTEENTH of the charter of the Corporation and such shares are subject to the limitation on transfer provided for in the Intercompany Agreement, the Trust shall simultaneously redeem, upon the terms of such Article FIFTEENTH, any Shares that are paired with such shares of the Corporation's stock pursuant to the Intercompany Agreement.

     6.18 Class A Shares.

          6.18.1.  NUMBER OF SHARES AND DESIGNATION.

          The class of shares of beneficial interest in the Trust authorized by this Section 6.18.1 shall be designated as "Class A Shares", par value $.01 per share (the "Class A Shares"), and five thousand (5,000) shall be the number of Class A Shares constituting such class.

          6.18.2.  DEFINITIONS.

          For purposes of this Section 6.18, the following terms have the meanings indicated:

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class A Shares.

          "Class A EPS" shall mean the Class A Exchangeable Preferred Shares of the Trust.

          "Class A Liquidating Distribution" shall mean, after the occurrence of a Liquidation Event, the payment to the holders of the Class A Shares (and of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of Class A Shares) of a liquidating distribution, out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, in the amount of the aggregate book value of the total equity of the Trust on December 31, 1998 less the amount of such book value represented by the Class A EPS and the Class B EPS as conclusively determined by the Trust's audited balance sheet as of December 31, 1998 included in the Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

          "Class A Shares" shall have the meaning set forth in Section 6.18.1.

          "Class B EPS" shall mean the Class B Exchangeable Preferred Shares of the Trust.

          "Class B Shares" shall mean the Class B Shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.



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



          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

          "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

          "Junior Shares" shall mean the Class A Shares, the Class B Shares and any other shares of beneficial interest in the Trust that do not entitle the holders thereof to a liquidation preference with respect to the Class A Shares and the Class B Shares, but shall not include the Class A EPS or the Class B EPS.

          "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all the Trust's assets shall be deemed not to be a Liquidation Event.

          "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class B Shares.

          "Trust" shall mean Starwood Hotels & Resorts, a Maryland real estate investment trust, and any successor thereto.

          6.18.3.  DIVIDENDS.

          The Trustees may from time to time authorize and the Trust may pay to the holders of Class A Shares such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, or from the sale of portions of the assets of the Trust or from any other source as the Trustees in their discretion shall determine. Such holders shall have no right to any dividend or distribution unless authorized by the Trustees.

          6.18.4.  LIQUIDATION RIGHTS.

          Upon the occurrence of any Liquidation Event, the holders of Class A Shares (and of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of the Class A Shares) will be entitled to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, after the payment in full of any liquidation preference of any outstanding shares of beneficial interest in the Trust (other than Junior Shares), including the Class A EPS (to the extent of the Class A Liquidation Preference (as defined in Section 6.15.2)) and the Class B EPS (to the extent of the Class B Liquidation Preference (as defined in Section 6.16.2)), (i) the Class A Liquidating Distribution and (ii) a liquidating distribution in an amount equal to 90% of such assets remaining after the payment in full of the Class A Liquidating Distribution, with the remaining 10% of such assets to be distributed


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



concurrently to the holders of the Class B Shares (and of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of Class B Shares, including the Class A EPS (to the extent of the Class A Liquidation Participation Right (as defined in Section 6.15.2)) and the Class B EPS (to the extent of the Class B Liquidation Participation Right (as defined in Section 6.16.2))).

          6.18.5.  REACQUIRED SHARES.

          All Class A Shares that shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

          6.18.6.  VOTING.

          (a) General Voting Rights. Subject to Section 6.18.6(b), the holders of Class A Shares shall be entitled to vote upon all matters, including the election of Trustees (other than Trustees who may be elected from time to time by holders of one or more other classes or series of shares of beneficial interest in the Trust), properly presented to the shareholders of the Trust generally for a vote.

          (b) Special Voting Rights. So long as any Class A Shares are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding Class A Shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Declaration that materially and adversely affects the rights of the holders of the Class A Shares.

          (c) Votes per Share. For the purposes of this Section 6.18.6, each Class A Share will have one vote per share.

          6.18.7.  RECORD HOLDERS.

          The Trust and the Transfer Agent may deem and treat the record holder of any Class A Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

          6.18.8.  RESTRICTIONS ON OWNERSHIP AND TRANSFER.

          The Class A Shares constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class A Shares of any other term or provision of the Declaration. No


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



restrictions on the transferability of shares of Class A Shares shall be enforced by the Trust to the extent that such restrictions would otherwise cause the Trust to fail to meet the requirements of Section 856(a)(2) of the Code.

     6.19 Class B Shares.

          6.19.1.  NUMBER OF SHARES AND DESIGNATION.

          The class of shares of beneficial interest in the Trust authorized by this Section 6.19 shall be designated as "Class B Shares", par value $.01 per share (the "Class B Shares"), and one billion (1,000,000,000) shall be the number of Class B Shares constituting such class. For purposes of Article VI, Sections 6.15 and 6.16, the Class B Shares shall be deemed to be the shares of beneficial interest in the Trust into which the Trust Shares are changed in the merger of ST Acquisition Trust into the Trust pursuant to the Articles of Merger accepted for record by the State Department of Assessments and Taxation of Maryland on January 6, 1999.

          6.19.2.  DEFINITIONS.

          For purposes of this Section 6.19, the following terms have the meanings indicated:

          "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees from time to time to exercise any of its powers or perform any of its responsibilities with respect to the Class B Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Cash Equivalent" of Units or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any date shall mean an amount of cash equal to (i) the average of the daily Current Market Prices per Unit or other shares or securities during the five (5) consecutive Trading Days immediately preceding such date or (ii) if the Units or such other shares or securities are not publicly traded on such date, the fair market value of Units or other shares or securities as of such date as determined by the Board of Trustees in good faith.

          "Class A Dividend" shall mean any dividend or distribution paid or made by the Trust pro rata on or with respect to the outstanding Class A Shares other than a distribution of assets of the Trust upon the occurrence of a Liquidation Event; provided that a distribution to the holders of shares of beneficial interest in the Trust of rights to subscribe for or purchase additional equity securities under a shareholders' protective rights plan or agreement or any similar plan or agreement shall be deemed not to constitute a Class A Dividend.


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



          "Class A EPS" shall mean the Class A Exchangeable Preferred Shares of the Trust.

          "Class A Liquidating Distribution" shall mean, after the occurrence of a Liquidation Event, the payment to the holders of the Class A Shares (and of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of Class A Shares) of a liquidating distribution, out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, in the amount of the aggregate book value of the total equity of the Trust on December 31, 1998 less the amount of such book value represented by the Class A EPS and the Class B EPS as conclusively determined by the Trust's audited balance sheet as of December 31, 1998 included in the Trust's Annual Report on Form 10-K for the year ended December 31, 1998.

          "Class A Shares" shall mean the Class A Shares of beneficial interest in the Trust, par value $.01 per share, or any shares of beneficial interest in the Trust into which such common shares may be changed.

          "Class B EPS" shall mean the Class B Exchangeable Preferred Shares of the Trust.

          "Class B Shares" shall have the meaning set forth in Section 6.19.1.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

          "Common Shares and Equivalents" shall mean the Class A Shares, the Class B Shares, the Class A Underlying Trust Shares (as defined in Section 6.15.2), which shares shall be deemed outstanding to the extent the corresponding Class A EPS is outstanding, the Class B Underlying Trust Shares (as defined in Section 6.16.2), which shares shall be deemed outstanding to the extent the corresponding Class B EPS is outstanding, and any other shares of beneficial interest in the Trust that do not entitle the holders thereof to a liquidation preference with respect to the Class A Shares and the Class B Shares, but shall not include the Class A EPS or the Class B EPS.

          "Corporation" shall mean Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, and any successor thereto.

          "Corporation Shares" shall mean the shares of common stock, par value $.01 per share, of the Corporation or any stock of the Corporation into which such common stock may hereafter be changed.

          "Current Market Price" of publicly traded Units or any other shares of beneficial interest or other securities of the Trust or any other issuer as of any Trading Day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares


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



     or other securities are listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such shares or other securities are not quoted on such NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such shares or other securities on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such shares or other securities selected for such purpose by the Chief Executive Officer or Chief Financial Officer of the Trust or the Board of Trustees.

          "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, as amended from time to time.

          "Dividend Amount" shall mean an amount equal to $0.60 per Class B Share per annum; provided that such amount shall increase by 15% per annum commencing January 1, 2000 (rounded to the nearest $.01); provided further that if the Dividend Amount for any calendar year would (without giving effect to this proviso) exceed 25% (but be less than or equal to 35%) of FFO Per Share for the prior calendar year, then the Dividend Amount shall increase by 5% for such year (so rounded); provided further that if the Dividend Amount for such calendar year would (without giving effect to the preceding proviso) exceed 35% of FFO Per Share for such prior calendar year, then the Dividend Amount for such calendar year shall equal the Dividend Amount for such prior calendar year; and provided further that in no calendar year shall the Dividend Amount exceed an amount equal to 49% of the Taxable Income Per Share for the prior calendar year (so rounded).

          "Exchange Amount" shall have the meaning set forth in paragraph (a)(i) of Section 6.19.5.

          "Exchange Date" shall have the meaning set forth in paragraph (a)(ii) of Section 6.19.5.

          "Exchange Notice" shall have the meaning set forth in paragraph
     (a)(iii) of Section 6.19.5.

          "Exchange Issuance Date" shall have the meaning set forth in paragraph
     (a)(iv) of Section 6.19.5.

          "FFO Per Share" for any calendar year shall mean "funds from operations" of the Trust for such year, as such amount is calculated and publicly disclosed by the Trust from time to time, divided by the average number of Common Shares and Equivalents outstanding during such calendar year.

          "Intercompany Agreement" shall mean the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between the Trust and the Corporation, as amended from time to time.

          "Issue Date" shall mean the first date on which any Class B Shares are issued by the Trust.

          "Junior Shares" shall mean the Class A Shares, the Class B Shares and any other shares of beneficial interest in the Trust that do not entitle the holders thereof to a liquidation preference with respect to the Class A Shares and the Class B Shares, but shall not include the Class A EPS or the Class B EPS.

          "Liquidation Event" shall mean any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary. For the purposes hereof, (i) a consolidation or merger of the Trust with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all the Trust's assets shall be deemed not to be a Liquidation Event.

          "NYSE" shall mean The New York Stock Exchange.

          "Person" shall mean any individual, firm, trust, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust.

          "Taxable Income Per Share" for any calendar year shall mean the taxable income of the Trust under the Code as reported by the Trust to the Internal Revenue Service for such calendar year, divided by the average number of Common Shares and Equivalents outstanding during such calendar year.

          "Trading Day" with respect to publicly traded Units or any other shares of beneficial interest or other securities of the Trust or any other issuer shall mean any day on which the shares or other securities in question are traded on the NYSE, or if such shares or other securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such shares or other securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market, or if such shares or other securities are not quoted on such NASDAQ National Market, in the applicable securities market in which such shares or other securities are traded.

          "Transfer Agent" shall mean ChaseMellon Shareholder Services, L.L.C. (or any successor thereof), or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Class B Shares.

          "Trust" shall mean Starwood Hotels & Resorts, a Maryland real estate investment trust, and any successor thereto.

          "Units" shall mean units consisting of one Class B Share and one Corporation Share (subject to adjustment as contemplated by the Intercompany Agreement) and represented by a single share certificate, as provided in the Intercompany Agreement.

          6.19.3.  DIVIDENDS.

          (a) General. The holders of Class B Shares are entitled to receive a noncumulative dividend in an amount per share equal to the Dividend Amount, when, as and if authorized by the Board of Trustees out of assets of the Trust legally available for that purpose. Each dividend will be noncumulative and will be payable to holders of record of Class B Shares on such record date as shall be fixed by the Board of Trustees.

          (b) Restriction on Class A Dividends. So long as any Class B Shares are outstanding, no Class A Dividend may be declared or paid or set apart for payment with respect to any fiscal quarter unless all accrued dividends on the Class B Shares with respect to such quarter have been or are concurrently declared and paid; provided, however, that the restriction on the payment of Class A Dividends set forth in this Section 6.19.3(b) shall not apply to the extent (x) that the Trust is restricted, under the terms of any bona fide loan or credit agreement or indenture relating to a borrowing by the Trust or the Corporation or any of their respective subsidiaries, from declaring or paying, with respect to any fiscal quarter, any dividend on the Class B Shares but not a Class A Dividend or (y) necessary, in the good faith judgment of the Board of Trustees, to permit the Trust to continue to qualify for taxation as a "real estate investment trust" under Section 856 of the Code.

          6.19.4.  LIQUIDATION RIGHTS.

          Upon the occurrence of any Liquidation Event, the holders of Class B Shares (and of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of the Class B Shares, including the Class A EPS (to the extent of the Class A Liquidation Participation Right (as defined in Section 6.15.2)) and the Class B EPS (to the extent of the Class B Liquidation Participation Right (as defined in Section 6.16.2))) will be entitled to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, after the payment in full of any liquidation preference of any outstanding shares of beneficial interest in the Trust (other than Junior Shares), including the Class A EPS (to the extent of the Class A Liquidation Preference (as defined in Section 6.15.2)) and the Class B EPS (to the extent of the Class B Liquidation Preference (as defined in Section 6.16.2)) and of the Class A Liquidating Distribution, a liquidating distribution in an amount equal to 10% of such assets, with the remaining 90% of such assets to be distributed concurrently to the holders of the Class A Shares (and


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



of any shares of beneficial interest in the Trust entitled to participate in such distributions received by the holders of Class A Shares).

          6.19.5.  CORPORATION EXCHANGE RIGHT.

          (a) Corporation Exchange Right.

                 (i) The Corporation shall have the right, to the extent permitted by the Intercompany Agreement, to exchange for all or any portion of the Class B Shares cash, Corporation Shares or other property with a fair market value, in the good faith judgment of the Board of Trustees, at least equal to the fair market value of the Class B Shares being exchanged (the "Exchange Amount").

                 (ii) Such exchange shall be deemed to have been made as of the close of business on the applicable date fixed by the Corporation for such exchange (the "Exchange Date") and after such Exchange Date, provided that the Exchange Amount has been duly paid or set apart for payment in full, dividends shall cease to accrue on the Class B Shares called for exchange, such shares shall be deemed no longer to be outstanding and all rights of the holders of such shares as shareholders of the Trust shall cease, except the right to receive the Exchange Amount, without interest thereon, upon surrender of the certificates evidencing such shares.

                 (iii) Notice of any exchange (an "Exchange Notice") shall be given by the Corporation to the Trust not less than ten (10) nor more than sixty
(60) days prior to the Exchange Date. Each Exchange Notice shall concurrently be given by the Corporation by first class mail to each holder of shares to be exchanged at such holder's address as shown on the sharebooks of the Trust and shall specify (A) the Exchange Date, (B) the number of Class B Shares to be exchanged in the aggregate and from such holder, (C) the Exchange Amount, specifying whether the Exchange Amount will be paid in cash, Corporation Shares or other property (and identifying such other property, if other property is to be exchanged), (D) the place or places where certificates for the Class B Shares to be exchanged are to be surrendered for payment of the Exchange Amount and (E) that dividends will cease to accrue on the Class B Shares to be exchanged on the Exchange Date. If less than all outstanding Class B Shares are to be exchanged, the shares to be exchanged shall be selected pro rata, by lot or in such other manner as the Trust deems appropriate.

                 (iv) Upon receipt of an Exchange Notice, each holder of Class B Shares being exchanged shall surrender to the Transfer Agent a certificate or certificates evidencing such shares. As soon as practicable, and in any event within five (5) Business Days, after such surrender, the Trust shall cause the Corporation to pay the applicable Exchange Amount to such holder and, if less than the full number of shares represented by the certificate or certificates so surrendered are to be exchanged, the Trust shall promptly deliver to such holder a certificate or certificates evidencing the excess Class B Shares not being exchanged. The Trust shall cause the Corporation to deliver promptly to such holder a certificate or certificates evidencing the Corporation Shares previously evidenced by the certificate or certificates surrendered. The Exchange Amount, if payable in cash, shall be payable at the election of the Corporation by check or by wire transfer to an account designated in writing by the holder at least two (2) Business Days prior to the applicable Exchange


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



Date, if one has been so designated; if the Exchange Amount is not payable in cash, then the Exchange Amount shall be payable in such manner as may be determined by the Corporation and set forth in the Exchange Notice.

          With respect to any Corporation Shares or other securities to be issued pursuant to such exchange, the Trust shall cause the Corporation or the issuer of such other securities to issue and deliver, at the office of the Transfer Agent to the exchanging holder, a certificate or certificates for the number of full Corporation Shares or other securities deliverable in accordance with the provisions of this Section 6.19.5, and any fractional interest in respect of a Corporation Share or other securities arising upon such exchange shall be settled as provided in paragraph (b) of this Section 6.19.5 (the date of delivery of such certificate or certificates being sometimes referred to herein as the "Exchange Issuance Date"). Any such Corporation Shares or other securities issued upon such exchange shall be deemed to have been issued immediately prior to the close of business on the Exchange Issuance Date, and the Person or Persons in whose name or names any certificate or certificates for Corporation Shares or other securities shall be issuable pursuant to such exchange shall be deemed to have become the holder or holders of record of the Corporation Shares or other securities represented thereby at such time on such date unless the share transfer records for the Corporation Shares or other securities shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open.

          (b) Fractional Interests. Unless otherwise determined by the Trust and set forth in the Exchange Notice, no fractional Corporation Shares or scrip evidencing fractions thereof shall be issued upon such exchange. Instead of any fractional interest in a Corporation Share that would otherwise be deliverable upon such exchange, the Trust shall cause the Corporation to pay to the exchanging holder an amount in cash equal to the corresponding fraction of the Current Market Price of the Units on the Trading Day immediately preceding the Exchange Issuance Date. If more than one Class B Share shall be surrendered for exchange at one time by the same holder, the number of full Corporation Shares issuable upon exchange shall be computed on the basis of the aggregate number of Class B Shares so surrendered.

          (c) Miscellaneous Provisions.

                 (i) The Trust shall pay or cause to be paid any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Exchange Amount upon any such exchange; provided, however, that the Trust shall not be required to pay or cause to be paid any tax that may be payable in respect of any transfer involved in the issue or delivery of any Exchange Amount in a name or to any Person other than that of the holder of the Class B Shares being exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

                 (ii) Any determination required or permitted to be made by the Board of Trustees by this Section 6.19.5 shall be final, conclusive and binding on the holders of Class B Shares.



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



          6.19.6.  REACQUIRED SHARES.

          All Class B Shares that shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest in the Trust without designation as to class.

          6.19.7.  VOTING.

          (a) No General Voting Rights. Subject to Section 6.19.7(b), the holders of Class B Shares shall not be entitled to vote upon any matter regardless of whether holders of Class A Shares have the right to vote on such matter.

          (b) Special Voting Rights. So long as any Class B Shares are outstanding, in addition to any other vote or consent of holders of such shares required by the Declaration, the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all outstanding Class B Shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for that purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of the Declaration that materially and adversely affects the rights of the holders of the Class B Shares disproportionately to the effect of such amendment, alteration or repeal on the holders of Class A Shares; provided, however, that
(i) any amendment of the provisions of the Declaration so as to authorize or create, or to increase the authorized amount of, any class or series of shares of beneficial interest in the Trust, whether ranking prior to, on a parity with or junior to the Class B Shares shall be deemed not to materially and adversely affect the rights of the holders of Class B Shares and (ii) no filing with the State Department of Assessments and Taxation of Maryland or otherwise in connection with a merger, consolidation or sale of all or substantially all the assets of the Trust shall be deemed to be an amendment, alteration or repeal of any of the provisions of the Declaration unless such filing expressly purports to amend, alter or repeal this Section 6.19. For the purposes of this paragraph
(b), each Class B Share will have one vote per share.

          6.19.8.  RECORD HOLDERS.

          The Trust and the Transfer Agent may deem and treat the record holder of any Class B Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

          6.19.9.  RESTRICTIONS ON OWNERSHIP AND TRANSFER.

          The Class B Shares constitute shares of beneficial interest in the Trust that are governed by and issued subject to all the limitations, terms and conditions of the Declaration applicable to shares of beneficial interest in the Trust generally, including, without limitation, the terms and conditions (including exceptions and exemptions) of Article VI of the Declaration applicable to shares of beneficial interest in the Trust. The foregoing sentence shall not be construed to limit the applicability to the Class B Shares of any other term or provision of the Declaration. No restrictions on the transferability of shares of Class B Shares shall be enforced by the Trust to the


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



extent that such restrictions would otherwise cause the Trust to fail to meet the requirements of Section 856(a)(2) of the Code.


                                  ARTICLE VII.

                       Liability of Trustees, Shareholders
                         and Officers, and Other Matters

     7.1 Exculpation of Trustee and Officers. No Trustee, officer or agent of the Trust shall be liable or held to any personal liability whatsoever for an obligation or contract of the Trust. The provisions of section 2-405.1 of the Corporations and Associations Article of the Annotated Code of Maryland (as amended and interpreted from time to time, and any successor statute thereto), which sets forth the standard of care required of directors of corporations organized under the laws of the State of Maryland, and all other statutory or decisional law (as amended or interpreted from time to time) which sets forth the standard of care required of officers, employees and agents for corporations organized under the laws of the State of Maryland, shall be fully applicable to the Trust, and to the Trustees, officers, employees and agents of the Trust, as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and agents were respectively, directors, officers, employees and agents of such corporation.

     Notwithstanding the foregoing, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no Trustee or officer of the Trust shall be liable to the Trust or its shareholders for money damages arising out of acts or omissions occurring on or after June 6, 1988; provided, however, that this provision shall not restrict or limit the liability of the Trust's Trustees or officers to the Trust or its shareholders
(i) to the extent that it is proved that such Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or final adjudication adverse to such Person is entered in a proceeding based on a finding in the proceeding that such Person's action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action adjudicated in the proceeding. No amendment to this Section 7.1 or repeal of any of its provisions shall limit or eliminate the effect of this Section 7.1 with respect to any act or omission which occurs prior to such amendment or repeal.

     7.2 Limitation of Liability of Shareholders, Trustees and Officers. The Trustees and officers in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided by applicable law, no Trustee, Shareholder, officer, employee or other agent shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.



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



     7.3 Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Trust, this Trust and not the Shareholders, officers, or agents shall be the principal and entitled as such to enforce the same, collect damages, and take all other action. All such agreements, obligations, instruments, and actions shall be made, executed, incurred, or taken by or in the name and on behalf of this Trust or by the Trustees as Trustees hereunder, but not personally. All such agreements, obligations, and instruments shall acknowledge notice of this paragraph or shall refer to this Declaration and contain a statement to the effect that the name of this Trust refers to the Trustees as Trustees but not personally, and that no Trustee, Shareholder, officer, or agent shall be held to any personal liability thereunder; and neither the Trustees nor any officer or agent shall have any power or authority to make, execute, incur, or take any agreement, obligation, instrument or action unless the requirements of this paragraph are met; however, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

     7.4 Indemnification of Trustees, Officers, Employees and Other Agents. The provisions of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (as amended and interpreted from time to time, and any successor statute thereto), which empowers a corporation organized under the laws of the State of Maryland to indemnify its directors, officers, employees and other agents against certain liabilities and obligations, and for the right of directors, officers, employees and other agents of such corporation to be so indemnified (as amended, interpreted and superseded, "Section 2-418"), shall be fully applicable to the Trust and to the Trustees, officers, employees and other agents of the Trust as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and other agents were, respectively, directors, officers, employees and agents of such corporation. In each and every situation where the Trust may do so under said
Section 2-418 or other applicable law, the Trust hereby obligates itself to so indemnify its Trustees, officers, employees and other agents, and in each case where the Trust must make certain investigations on a case-by-case basis prior to indemnification, the Trust hereby obligates itself to pursue such investigations diligently, it being the specific intention of this Section 7.4 to obligate the Trust to indemnify each Person whom the Trust may indemnify to the fullest extent permitted by Section 2-418 or by other applicable law at any time and from time to time. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such right of a Trustee to contribution as may be available under applicable law. In addition, and without limiting the generality of the foregoing, the Trust shall have the power to purchase and maintain insurance on behalf of any Person entitled to indemnify hereunder against any liability asserted against him and incurred by him in a capacity mentioned above, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions hereof.

     7.5 Right of Trustees and Officers to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer. Any Trustee or officer may have personal


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



business interests and may engage in personal business activities, which interest and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, including serving as a trustee or officer of any other Real Estate Investment Trust. Subject to the provisions of
Article IV any Trustee or officer may be interested as a trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer.

     7.6  Transactions Between the Trustees and the Trust.

     (a) If subsection (b) of this Section 7.6 is complied with, a contract or other transaction between the Trust and any corporation, firm or other entity in which any of the Trustees is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: (i) the common directorship or interest; (ii) the presence of the Trustee at the meeting of the Board of Trustees or a committee of the Board of Trustees which authorizes, approves or ratifies the contract or transaction; or (iii) the counting of the vote of the Trustee for the authorization, approval or ratification of the contract or transaction.

     (b)  Subsection (a) of this Section 7.6 applies if:

          (i) The fact of the common directorship or interest is disclosed or known to (a) the Board of Trustees or the committee, and the Board of Trustees or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Trustee or corporation, firm or other entity; or

          (ii) The contract or transaction is fair and reasonable to the Trust.

     (c) Common or interested Trustees, or the Shares owned by them or by an interested corporation, firm or other entity, may be counted in determining the presence of a quorum at a meeting of the Board of Trustees or a committee of the Board of Trustees or at a meeting of the shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

     (d) If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in subsection (b)(i) of this Section 7.6, the person asserting the validity of the contract or transactions bears the burden of proving that the contract or transaction was fair and reasonable to the Trust at the time it was authorized, approved or ratified. This subsection (d) does not apply


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



to the fixing by the Board of Trustees of reasonable compensation for a Trustee, whether as a Trustee or in any other capacity.

     (e) Any procedures authorized by Section 7.4 of this Declaration shall be deemed to satisfy subsection (b)(i) of this Section 7.6. Any provision of this Declaration, the Bylaws or any contract, or any transaction, requiring or permitting indemnification of Trustees, including advances of expenses, is fair and reasonable to the Trust.

     (f) Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not such a Trustee or officer, employee or agent. The Trustees shall use their reasonable best efforts to obtain through an Advisor or other Persons a continuing and suitable investment program, consistent with the investment policies and objectives of the Trust, and the Trustees shall be responsible for reviewing and approving or rejecting investment opportunities presented by the Advisor or such other Persons. So long as there is such Advisor or other Person, the Trustees shall have no responsibility for the origination of investment opportunities for the Trust. Any Trustee or officer, employee, or agent of the Trust may, in his personal capacity, or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his own account or for the account of such Person, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business, and each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; provided, however, that the provisions of this sentence shall not extend to any of such Trustees or agents of the Trust who are affiliates of the Advisor, or to any officer or employee of the Trust or (at a time when there is no such Advisor or other Person providing an investment program for the Trust as aforesaid) to any Trustee of the Trust, in each case who is not acting as a trustee, officer, director, stockholder, partner, member, advisor or employee of any Person but is acting for his own personal account. Subject to the provisions of this Section 7.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent of the Trust or otherwise hereunder. None of the activities in this paragraph shall be deemed to conflict with his duties and powers as Trustee, officer, employee or agent of the Trust.

     (g) Nothing contained in this Declaration shall prohibit or in any way limit any person described in Section 3.2(n) of this Declaration from contracting with others for the performing of services similar or identical to those undertaken by such Person pursuant to this Declaration or from conducting the usual and normal business operations of such Person. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust or


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



managing property of the Trust providing the Trustees' motive for the formation of such business association is not their own enrichment.

     7.7 Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, a Maryland real estate investment trust) will permit, the duties and liabilities of Shareholders, Trustees and officers shall in no event be greater than the duties and liabilities of shareholders, directors and officers of a Maryland corporation. The Shareholders, Trustees and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

     7.8 Persons Dealing with Trustees or Officers. Any act of the Trustees or officers purporting to be done in their capacity as such, shall, as to any persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the power of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents or representatives of the Trust, shall be bound to see to the application, of any funds or property passing into their hands of control. The receipt of the Trustees, or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

     7.9 Reliance. The Trustees and officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     7.10 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code, by the Tax-General Article, Section 10-304 (or any successor provision) of the Annotated Code of Maryland, or by any Rules and Regulations hereunder pertaining to Real Estate Investment Trusts, in any given year. The failure of the Trust to qualify as a Real Estate Investment Trust under the Internal Revenue Code or under Maryland law shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.


                                  ARTICLE VIII.

                      Duration, Amendment, Termination and
                             Qualification of Trust



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     8.1 Duration of Trust. The Trust shall continue without limitation of time, unless terminated as provided in Section 8.2.

     8.2 Termination of Trust.

         (a) The Trust may be terminated by the affirmative vote of the holders of two-thirds (2/3) in interest of all outstanding Shares entitled to vote thereon, at any meeting of Shareholders. Upon termination of the Trust:

             (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

             (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer or other disposition of more than fifty percent (50%) of the Trust Estate shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of all the outstanding Shares entitled to vote thereon.

             (iii) After paying or adequately providing for the payment of all liabilities, and upon the receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind, or partly each, among the Shareholders, according to their respective rights.

     (b) After termination of the Trust and distribution to the shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing, setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     8.3 Amendment Procedure.

     (a) This Declaration may be amended by the vote or written consent of Shareholders holding a majority of the outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders as provided in Section 9.6.

     (b) A certification, in recordable form, signed by a majority of the Trustees, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.


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     (c) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exception from personal liability of the Shareholders, Trustees, officers, and agents of this Trust.

     8.4 Qualification Under the REIT Provisions of the Internal Revenue Code. It is intended that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code during such period as the Trustees shall deem it advisable so to qualify the Trust.


                                   ARTICLE IX.
                                  Miscellaneous

     9.1 Applicable Law. This Declaration has been executed and acknowledged by the Trustees with reference to the statutes and laws of the State of Maryland and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of said State.

     9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

     9.3 Successors in Interest. This Declaration and the Bylaws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

     9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Maryland corporation would be available for inspection by corporate shareholders under the laws of the State of Maryland. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a Maryland corporation to require financial or other information from the Trust, Trustees or officers. Any Federal or state securities administration, the State Department of Assessments and Taxation of Maryland, or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

     9.5 Counterparts. This instrument may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one in the same instrument, which shall be sufficiently evidenced by any such original counterparts.

     9.6 Provisions of the Trust in Conflict with Law or Regulations.


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     (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, with other applicable federal laws and regulations, or with the REIT provisions of the Annotated Code of Maryland, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Shareholders to amend this Declaration as provided in Section 8.3(a).

     (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     9.7 Certifications. The following certifications shall be final and conclusive as to any persons dealing with the Trust:

     (a) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by majority of the remaining Trustees;

     (b) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;

     (c) A certification that a copy of this Declaration or of the Bylaws is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;

     (d) The certification referred to in Section 8.3(b) and 9.6(a) hereof;

     (e) A certification as to any action by Trustees, other than the above, when made in writing by the Secretary of the Trust, or by any Trustee.

     9.8 Recording and Filing. A copy of this instrument and any other amendments to the Declaration shall be filed with the State Department of Assessments and Taxation of Maryland. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.



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     9.9 Resident Agent. The name and post office address of the resident agent of the Trust in the State of Maryland is The Corporation Trust, 33 South Street, Baltimore, Maryland 21202. Said resident is a citizen of the State of Maryland actually residing therein. The resident agent may be removed, and a vacancy existing in such office for any reason may be filled by the Board of Trustees.






                                      -91-